Exhibit  4.1.1

INDENTURE OF MORTGAGE

DATED AS OF JANUARY 1, 1941

____________

PHILADELPHIA SUBURBAN WATER COMPANY

TO

THE PENNSYLVANIA COMPANY FOR INSURANCES
ON LIVES AND GRANTING ANNUITIES, as Trustee

____________

FIRST MORTGAGE BONDS

TESTIMONIUM

EXECUTION

CERTIFICATE OF RESIDENCE

COMPANY’S ACKNOWLEDGMENT

TRUSTEE’S ACKNOWLEDGMENT

INDENTURE, dated as of the first day of January, 1941, but actually executed and delivered on the 19th day of February, 1941, made by and between PHILADELPHIA SUBURBAN WATER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the “Company”), party of the first part, and THE PENNSYLVANIA COMPANY FOR INSURANCES ON LIVES AND GRANTING ANNUITIES, also a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the “Trustee”), party of the second part.

WHEREAS, the Company has power under the laws of the Commonwealth of Pennsylvania to borrow money and to issue its bonds and to mortgage its franchises and property as hereinafter provided, to secure the payment of the principal and interest of said bonds;

WHEREAS, the Company in order from time to time to provide funds for its general corporate purposes has by proper corporate action authorized the issue of its bonds and the execution and delivery of this indenture of mortgage and deed of trust of the property of the Company, now owned or hereafter acquired, as hereinafter set forth, to secure the same; said bonds to be issued from time to time in one or more series, the initial series to be designated “3¼% Series due 1971” (hereinafter sometimes referred to for convenience as “first series”) without limitation as to the aggregate principal amount of bonds of any or all series that may be authenticated, issued and outstanding hereunder but subject to the restrictions and provisions contained in this Indenture with respect thereto;

WHEREAS, the coupon bonds of the 3¼% Series due 1971, the coupons appertaining thereto, the registered bonds without coupons of said Series and the Trustee’s certificate upon said bonds are to be substantially in the forms following, respectively—the proper amount and numbers to be inserted therein, and such appropriate insertions, omissions and changes to be made therein as may be required or permitted by this Indenture to conform to any pertinent law or usage:

(Form of Coupon Bond of the 3¼% Series Due 1971)

No. $

PHILADELPHIA SUBURBAN WATER COMPANY

(Incorporated under the Laws of the Commonwealth of Pennsylvania)

First Mortgage Bond, 3¼% Series due 1971.

Philadelphia Suburban Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer, or in case this bond be registered as to principal, then to the registered owner hereof, on the first day of January, 1971, at the office of The Pennsylvania Company for Insurances on Lives and Granting Annuities in the City of Philadelphia, Pennsylvania, the sum of one thousand dollars in such coin or currency of the United States of America, as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon at said office from the first day of January, 1941, until the principal hereof shall become due and payable, at the rate of three and one-quarter per cent. (3¼%) per annum, payable semi-annually in like coin or currency on the first day of January and the first day of July in each year, upon presentation and surrender of the coupons hereto attached as they severally mature.

This bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the “Indenture”) dated as of January 1, 1941, executed by the Company to The Pennsylvania Company for Insurances on Lives and Granting Annuities as Trustee (hereinafter called the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect to such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and the interest on this bond as herein provided. As provided in the Indenture the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. The bonds of the 3¼% Series due 1971, of which this is one, are known as “Philadelphia Suburban Water Company First Mortgage Bonds, 3¼% Series due 1971” (hereinafter referred to as the “bonds of the 3¼% Series due 1971”).

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of the bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than seventy-five per cent. (75%) in principal amount of the bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and in case one or more but less than all of the series of the bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than seventy-five per cent. (75%) in principal amount of the bonds of any series then outstanding under the Indenture and entitled to vote and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration, or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

The bonds of the 3¼% Series due 1971 are entitled to the benefit of a Sinking or Improvement Fund as provided in the Indenture.

The bonds of the 3¼% Series due 1971 are subject to redemption, either at the option of the Company or pursuant to certain requirements of the Indenture, either as a whole, or in part from time to time, at any time prior to maturity, upon notice published in one daily newspaper printed in the English language and published and of general circulation in the City of Philadelphia, Pennsylvania, and in one such daily newspaper published and of general circulation in the Borough of Manhattan, The City of New York, New York, at least once in each of four successive calendar weeks (the first publication to be at least thirty (30) days before the redemption date), or, if all the bonds of such series which are to be redeemed are registered bonds without coupons or coupon bonds registered as to principal, upon notice mailed, by registered mail, to the registered owners thereof, as provided in the Indenture, at least thirty (30) days before the redemption date; all on the conditions and in the manner provided in the Indenture. If redeemed by the application of moneys in the Sinking or Improvement Fund provided for in Article VI of the Indenture, or by the application of moneys from the Maintenance or Improvement Deposit provided for in Article VII of the Indenture, or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental body, agency or authority, or by the application of moneys received by the Trustee in connection with any release of property and required by any provision of the Indenture to be applied to the redemption of bonds, the bonds of the 3¼% Series due 1971 are redeemable in such coin or currency of the United States of America, as at the time of payment is legal tender for the payment of public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of the 3¼% Series due 1971 are redeemable in like coin or currency, at the redemption price at the time applicable as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

Redemption Price
Period	Column A	Column B
(Percentage of Principal Amount)
January 2, 1941—December 31, 1942	105½	108½
January 1, 1943—December 31, 1943	105⅜	108⅜
January 1, 1944—December 31, 1944	105¼	108¼
January 1, 1945—December 31, 1945	105⅛	108⅛
January 1, 1946—December 31, 1946	105	108
January 1, 1947—December 31, 1947	104⅞	107⅞
January 1, 1948—December 31, 1948	104¾	107¾
January 1, 1949—December 31, 1949	104⅝	107⅝
January 1, 1950—December 31, 1950	104⅜	107⅜
January 1, 1951—December 31, 1951	104¼	106¼
January 1, 1952—December 31, 1952	104⅛	106⅛
January 1, 1953—December 31, 1953	103⅞	105⅞
January 1, 1954—December 31, 1954	103¾	105¾
January 1, 1955—December 31, 1955	103½	105½
January 1, 1956—December 31, 1956	103⅜	105⅜

January 1, 1957—December 31, 1957	103⅛	105⅛
January 1, 1958—December 31, 1958	103	105
January 1, 1959—December 31, 1959	102¾	104¾
January 1, 1960—December 31, 1960	102½	104½
January 1, 1961—December 31, 1961	102⅜	103⅜
January 1, 1962—December 31, 1962	102⅛	103⅛
January 1, 1963—December 31, 1963	101⅞	102⅞
January 1, 1964—December 31, 1964	101⅝	102⅝
January 1, 1965—December 31, 1965	101½	102½
January 1, 1966—December 31, 1966	101⅛	102⅛
January 1, 1967—December 31, 1967	100⅞	101⅞
January 1, 1968—December 31, 1968	100⅝	101⅝
January 1, 1969—December 31, 1969	100⅜	101⅜
January 1, 1970 and thereafter	100	100

If this bond is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders and registered owners of a majority in principal amount of the bonds outstanding to annul such declaration.

This bond, until registered, shall be transferable by delivery, but may at any time be registered as to principal on books to be kept for that purpose at the principal office of the Trustee in the City of Philadelphia, and such registry shall be noted hereon, and if so registered shall then be transferable upon said books at said office by the registered owner in person or by attorney duly authorized in writing, unless the last preceding registration shall have been to bearer in which case it shall again be transferable by delivery, and this bond shall continue to be subject to such successive registrations and transfers to bearer at the option of the holder or registered owner, but such registration shall not affect the negotiability of the annexed coupons, which shall always remain payable to bearer and transferable by delivery.

The holder or registered owner of any coupon bonds or bonds of the 3¼% Series due 1971 may, at his option, surrender the same, with all unmatured coupons attached, at the principal office of the Trustee in the City of Philadelphia, Pennsylvania, in exchange for a registered bond or bonds without coupons of the 3¼% Series due 1971, in authorized denominations of an equal aggregate principal amount; all upon payment of the charges and subject to the terms and conditions specified in the Indenture.

The Company and the Trustee may deem and treat the bearer of this bond, or if this bond be registered as to principal as herein authorized, the person in whose name this bond is registered, as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof, and for all other purposes except to receive payment of interest represented by outstanding coupons, and shall not be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.

Neither this bond nor any coupon hereto attached shall be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Pennsylvania Company for Insurances on Lives and Granting Annuities, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.

In Witness Whereof, Philadelphia Suburban Water Company has caused this bond to be signed by its President or a Vice President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, and this bond to be dated as of January 1, 1941.

PHILADELPHIA SUBURBAN WATER COMPANY,

By

    President.

Attest:

Secretary.

(Form of Coupon for Bonds of 3¼% Series Due 1971)

No. $

On the first day of ___________ 19__ Philadelphia Suburban Water Company, a Pennsylvania corporation, will, unless the bond hereinafter mentioned shall have been called for previous redemption and payment thereof duly provided for, pay to the bearer at the office of The Pennsylvania Company for Insurances on Lives and Granting Annuities in the City of Philadelphia, Pennsylvania, upon surrender of this coupon _________________ Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, being six months’ interest due on its First Mortgage Bond, 3% Series due 1971, No. ______________.

PHILADELPHIA SUBURBAN WATER COMPANY,

By

Treasurer.

(Form of Registered Bond Without Coupons of the 3¼% Series Due 1971)

No. $

PHILADELPHIA SUBURBAN WATER COMPANY

(Incorporated under the Laws of the Commonwealth of Pennsylvania)

First Mortgage Bond, 3¼% Series Due 1971

Philadelphia Suburban Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________________, or registered assigns, on the first day of January, 1971, at the office of The Pennsylvania Company for Insurances on Lives and Granting Annuities in the City of Philadelphia, Pennsylvania, the sum of _________________ in such coin or currency of the United States of America, as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon at said office to the registered owner hereof from the interest payment date next preceding the date of this bond (or if this bond be dated prior to July 1, 1941, from January 1, 1941) until the principal hereof shall become due and payable, at the rate of three and one-quarter per cent. (3¼%) per annum, payable semi-annually in like coin or currency on the first day of January and the first day of July in each year.

This bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the “Indenture”) dated as of January 1, 1941, executed by the Company to The Pennsylvania Company for Insurances on Lives and Granting Annuities, as Trustee (hereinafter called the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect to such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and the interest on this bond as herein provided. As provided in the Indenture the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. The bonds of the 3¼% Series due 1971, of which this is one, are known as “Philadelphia Suburban Water Company First Mortgage Bonds, 3¼% Series due 1971” (hereinafter referred to as the “bonds of the 3¼% Series due 1971”).

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of the bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than seventy-five per cent. (75%) in principal amount of the bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of the bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than seventy-five per cent. (75%) in principal amount of the bonds of any series then outstanding under the Indenture and entitled to vote and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

The bonds of the 3¼% Series due 1971 are subject to redemption either at the option of the Company or pursuant to certain requirements of the Indenture, either as a whole, or in part from time to time, at any time prior to maturity, upon notice published in one daily newspaper printed in the English language and published and of general circulation in the City of Philadelphia, Pennsylvania, and in one such daily newspaper published and of general circulation in the Borough of Manhattan, The City of New York, New York, at least once in each of four successive calendar weeks (the first publication to be at least thirty (30) days before the redemption date), or, if all the bonds of such series which are to be redeemed are registered bonds without coupons or coupon bonds registered as to principal, upon notice mailed, by registered mail, to the registered owners thereof as provided in the Indenture, at least thirty (30) days before the redemption date; all on the conditions and in the manner provided in the Indenture. If redeemed by the application of moneys in the Sinking or Improvement Fund provided for in Article VI of the Indenture, or by the application of moneys from the Maintenance or Improvement Deposit provided for in Article VII of the Indenture, or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental body, agency or authority, or by the application of moneys received by the Trustee in connection with any release of property and required by any provision of the Indenture to be applied to the redemption of bonds, the bonds of the 3¼% Series due 1971 are redeemable in such coin or currency of the United States of America, as at the time of payment is legal tender for the payment of public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of the 3¼% Series due 1971 are redeemable in like coin or currency, at the redemption price at the time applicable as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

Redemption Price
Period	Column A	Column B
(Percentage of Principal Amount)
January 2, 1941—December 31, 1942	105½	108½
January 1, 1943—December 31, 1943	105⅜	108⅜
January 1, 1944—December 31, 1944	105¼	108¼
January 1, 1945—December 31, 1945	105⅛	108⅛
January 1, 1946—December 31, 1946	105	108
January 1, 1947—December 31, 1947	104⅞	107⅞
January 1, 1948—December 31, 1948	104¾	107¾
January 1, 1949—December 31, 1949	104⅝	107⅝
January 1, 1950—December 31, 1950	104⅜	107⅜
January 1, 1951—December 31, 1951	104¼	106¼
January 1, 1952—December 31, 1952	104⅛	106⅛
January 1, 1953—December 31, 1953	103⅞	105⅞
January 1, 1954—December 31, 1954	103¾	105¾
January 1, 1955—December 31, 1955	103½	105½
January 1, 1956—December 31, 1956	103⅜	105⅜
January 1, 1957—December 31, 1957	103⅛	105⅛
January 1, 1958—December 31, 1958	103	105
January 1, 1959—December 31, 1959	102¾	104¾
January 1, 1960—December 31, 1960	102½	104½
January 1, 1961—December 31, 1961	102⅜	103⅜
January 1, 1962—December 31, 1962	102⅛	103⅛
January 1, 1963—December 31, 1963	101⅞	102⅞
January 1, 1964—December 31, 1964	101⅝	102⅝
January 1, 1965—December 31, 1965	101½	102½
January 1, 1966—December 31, 1966	101⅛	102⅛
January 1, 1967—December 31, 1967	100⅞	101⅞
January 1, 1968—December 31, 1968	100⅝	101⅝
January 1, 1969—December 31, 1969	100⅜	101⅜
January 1, 1970 and thereafter	100	100

If this bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.

The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders and registered owners of a majority in principal amount of the bonds outstanding to annul such declaration.

This bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the principal office of the Trustee in the City of Philadelphia, Pennsylvania, upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the 3¼% Series due 1971, in authorized denominations, of equal aggregate principal amount. This bond upon surrender hereof at said office may be exchanged for an equal aggregate principal amount of registered bonds without coupons of the 3¼% Series due 1971, in authorized denominations, or of coupon bonds of the 3¼% Series due 1971, in the denomination of $1000 each, bearing coupons representing interest from the last interest payment date, to which interest has been paid on this bond, or of both such registered bonds without coupons and coupon bonds. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.

The Company and the Trustee may deem and treat the registered owner of this bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company, or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.

This bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Pennsylvania Company for Insurances on Lives and Granting Annuities, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.

In Witness Whereof, Philadelphia Suburban Water Company has caused this bond to be signed by its President or a Vice President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this bond to be dated _________.

PHILADELPHIA SUBURBAN WATER COMPANY,

By

President.

Attest:

Secretary.

(Form of Trustee’s Certificate)

This bond is one of the bonds, of the series designated therein, referred to in the within-mentioned Indenture.

THE PENNSYLVANIA COMPANY FOR INSURANCES ON LIVES AND GRANTING ANNUITIES, TRUSTEE,

By

Authorized Officer.

WHEREAS, the bonds of each series other than the first series shall be coupon bonds and registered bonds without coupons, and shall be designated, be dated, mature, bear such rate or rates of interest and contain and be issued upon such other terms and conditions permitted by or not inconsistent with the provisions of this Indenture, and shall be in substantially such form, as may from time to time be determined by the Board of Directors of the Company and set forth in substance in an indenture supplemental hereto;

WHEREAS, all acts and things necessary to make said bonds of the 3¼% Series due 1971 when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided and issued by the Company, valid, binding and legal obligations of the Company, and this Indenture a valid mortgage and deed of trust to secure the payment of said bonds and coupons, have been performed, and the execution of this Indenture has been in all respects duly authorized;

Now, Therefore, This Indenture Further Witnesseth: That Philadelphia Suburban Water Company, in order to secure the payment of the principal and interest of all bonds issued hereunder, according to their tenor and effect, and in consideration of the acceptance by the Trustee of the trusts hereby created, and the purchase and acceptance of the said bonds by the holders thereof, and of one dollar ($1) in hand paid by the Trustee to the Company upon the execution and delivery of this Indenture, receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, released, confirmed, pledged, assigned, transferred and set over and by these presents does grant, bargain, sell, convey, release, confirm, pledge, assign, transfer and set over unto The Pennsylvania Company for Insurances on Lives and Granting Annuities as Trustee, and to its successors in said trust and its and their assigns forever:

All and singular the premises, property, assets, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated (except as herein expressly excepted), including among other things the following, but reference to or enumeration of any particular kinds, classes or items of property shall not be deemed to exclude from the operation and effect of this Indenture any kind, class or item not so referred to or enumerated:

I.
REAL ESTATE AND WATER RIGHTS.

NOTE: The specific descriptions of Real Estate and Water Rights on pages 20 through 252 of this Indenture as executed are omitted in this printing.

II.
BUILDINGS AND EQUIPMENT.

All mains, pipes, pipe lines, service pipes, buildings, improvements, standpipes, reservoirs, wells, flumes, sluices, canals, basins, cribs, machinery, conduits, hydrants, water works plants and systems, tanks, shops, structures, purification systems, pumping stations, fixtures, engines, boilers, pumps, meters and equipment which are now owned or may hereafter be acquired by the Company (except as herein expressly excepted), including all improvements, additions and extensions appurtenant to any real or fixed property now or hereafter subject to the lien of this Indenture which are used or useful in connection with the business of the Company as a water company or as a water utility, whether any of the foregoing property is now owned or may hereafter be acquired by the Company.

It is hereby declared by the Company that all property of the kinds described in the next preceding paragraph, whether now owned or hereafter acquired have been or are or will be owned or acquired with the intention of using the same in carrying on the business or branches of the business of the Company, and it is hereby declared that it is the intention of the Company that all thereof (except property hereinafter specifically excepted) shall be subjected to the lien of this Indenture.

It is agreed by the Company that so far as may be permitted by law tangible personal property now owned or hereafter acquired by the Company, except such as is hereinafter expressly excepted from the lien hereof, shall be deemed to be and construed as fixtures and appurtenances to the real property of the Company.

III.
FRANCHISES AND RIGHTS OF WAY.

All the corporate and other franchises of the Company, all water and flowage rights, riparian rights, easements and rights of way, and all permits, licenses, rights, grants, privileges and immunities; and all renewals, extensions, additions or modifications of any of the foregoing; whether the same or any thereof, or any renewals, extensions, additions or modifications thereof, are now owned or may hereafter be acquired, owned, held or enjoyed by the Company.

IV.
FURTHER PROPERTY CONVEYED TO TRUSTEE.

Any and all property which may from time to time after the date of this Indenture be delivered or which may by writing of any kind be conveyed, pledged, assigned or transferred to the Trustee by the Company or by any person or corporation to be held as part of the trust estate; and the Trustee is hereby authorized to receive any such property, and any such conveyance, pledge, assignment or transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms of this Indenture.

V.
AFTER ACQUIRED PROPERTY.

All real and fixed property and all other property of the character hereinabove described which the Company may hereafter acquire.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.

EXCEPTING AND RESERVING, HOWEVER, certain premises, not used or useful in the supplying of water by the Company, which are not conveyed or mortgaged by this Indenture and are not subject to the terms hereof, as follows:

NOTE: The specific descriptions of certain minor parcels of Real Estate expressly excepted from the lien of this Indenture on pages 254 through 259 of this Indenture as executed are omitted in this printing.

AND ALSO SAVING AND EXCEPTING, HOWEVER, from the property hereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): All bills, notes and accounts receivable, cash on hand and in bank, contracts, choses in action and leases to others (as distinct from the property leased and without limiting any rights of the Trustee with respect thereto under any of the provisions of this Indenture), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all automobiles, motor trucks, and other like automobile equipment and all furniture, and all equipment, materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any properties of the Company—other than any of the foregoing which may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of this Indenture so to be; provided, however, that if, upon the happening of a completed default, as specified in Section 1 of Article XI of this Indenture, the Trustee or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and any and all other property of the Company then on hand, not described or referred to in the foregoing granting clauses, which is used or useful in connection with the business of the Company as a water company or as a water utility, and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such completed default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

SUBJECT, HOWEVER, to the exceptions, reservations and matters hereinabove recited, to existing leases, to easements and rights of way for pole lines and electric transmission lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens existing on or claims against, and rights in and relating to, real estate acquired for right-of-way purposes, to taxes and assessments not delinquent, to alleys, streets and highways that may run across or encroach upon said lands, to liens, if any, incidental to construction, and to Permitted Liens, as herein defined; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition.

To HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be (said property rights and franchises being herein sometimes called the “trust estate” or “mortgaged property” or “mortgaged and pledged property” or “mortgaged premises”), unto the Trustee and its successors in the trust hereby created, and its and their assigns forever.

In Trust, Nevertheless, for the equal pro rata benefit and security of each and every the persons or corporations who may be or become the holders of the bonds and coupons secured by this Indenture and/or by any indenture supplemental hereto without preference, priority or distinction as to lien or otherwise of any bond or coupon over or from any other bond or coupon, so that each and every of said bonds and coupons issued or to be issued, of whatsoever series, shall have the same right, lien and privilege under this Indenture and all indentures supplemental hereto and shall be equally secured hereby and thereby, with the same effect as if said bonds and coupons had all been made, issued and negotiated simultaneously on the date hereof; subject, however, to the provisions with reference to extended, transferred or pledged coupons and claims for interest hereinafter contained and subject to any sinking or improvement fund provisions for the benefit of any particular series of bonds.

IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in said trust, for the benefit of those who shall hold said bonds and coupons, or any of them issued under this Indenture and/or any indenture supplemental hereto, as follows:

Article I.
Definitions.

Section 1.  The terms specified in the next succeeding Sections of this Article shall for all purposes of this Indenture (unless the context otherwise requires) have the meanings specified in such Sections.

Section 2.  The term “the Company” shall mean the party of the first part hereto, Philadelphia Suburban Water Company, and shall also include its successors and assigns. The term “the Trustee” shall mean the party of the second part hereto, The Pennsylvania Company for Insurances on Lives and Granting Annuities, and shall also include its successors in the trust.

Section 3.  The terms “this Indenture” or “this mortgage” shall mean this indenture and all indentures supplemental hereto, unless otherwise indicated expressly or by the context. The term “the lien hereof” and “the lien of this Indenture” shall mean the lien created by this Indenture (including the after-acquired property clauses hereof) and the lien created by any subsequent conveyance or transfer to the Trustee hereunder (whether made by the Company or any other corporation or any individual or copartnership) effectively constituting any property a part of the security held by the Trustee upon the terms and trusts and subject to the conditions specified in this Indenture or in any indenture supplemental hereto.

Section 4.  The term “Resolution” shall mean a resolution or copy thereof certified by the Secretary or an Assistant Secretary of the Company under its corporate seal to have been duly adopted by the Board of Directors of the Company. The term “Engineer” shall mean an individual or a copartnership or a corporation engaged in engineering work. The term “Engineer’s Certificate” shall mean a certificate signed and verified by an Engineer (who may be an employee of the Company, or an affiliated company, or an employee of an affiliated company) selected by the Company and not objected to by the Trustee and conforming to the requirements of Section 22 of this Article in addition to the other applicable requirements of this Indenture. The term “Independent Engineer’s Certificate” shall mean a certificate signed and verified by an Engineer (who shall not be an employee of the Company, or an affiliated company, or an employee of an affiliated company and who shall in fact be independent) appointed by the Company and selected or approved by the Trustee in the exercise of reasonable care, and conforming to the requirements of Section 22 of this Article in addition to other applicable requirements of this Indenture. The term “Independent Accountant’s Certificate” shall mean a certificate signed by an independent public accountant (who shall not be an employee of the Company, or an affiliated company, or an employee of an affiliated company) appointed by the Company and selected or approved by the Trustee in the exercise of reasonable care and conforming to the requirements of Section 22 of this Article in addition to other applicable requirements of this Indenture.

Section 5.  The term “Officers’ Certificate” shall mean a certificate signed and verified by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company and conforming to the requirements of Section 22 of this Article in addition to other applicable requirements of this Indenture.

Section 6.  The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel (who may be of counsel to the Company) appointed by the Company and approved by the Trustee in the exercise of reasonable care and conforming to the requirements of Section 22 of this Article in addition to other applicable requirements of this Indenture. Any Opinion of Counsel given as to title to property may be based, in whole or in part, upon any guaranty or title policy, certified abstract, certificate or opinion issued or rendered by any person, firm or corporation while engaged in the business of insuring or guaranteeing titles to property, or upon the opinion of their counsel; provided that in each such case such Opinion of Counsel shall state that the signer believes the person, firm, corporation or their counsel issuing, rendering or giving such guaranty of title policy, certified abstract, certificate or opinion is reputable and one upon whom he may properly rely.

Section 7.  The term “Permanent Additions” shall mean additional plants and property for the supply of water located in territory in the Commonwealth of Pennsylvania served by the Company directly, and which the Company shall at the time have corporate power to operate, and permanent improvements, extensions, betterments or additions to the property of the Company (including equipment and appliances) used or useful in the business of the Company as a water company in the Commonwealth of Pennsylvania, all of which shall have been acquired or constructed by the Company subsequent to December 31, 1940, and which shall be owned by the Company. Plants, properties, permanent improvements, extensions, betterments or additions in process of construction or erection in so far as actually constructed or erected and subject to the direct lien of this Indenture, shall be deemed “Permanent Additions.” The term “Permanent Additions” shall not include any shares of stock, bonds or other securities, any property not subject to the direct lien of this Indenture, or any property subject to any lien, other than Permitted Liens, prior to or on a parity with a lien hereof, or any property acquired or constructed by the Company not properly chargeable to capital account.

Section 8.  The term “Available Permanent Additions” as of any particular date shall mean Permanent Additions which are in use at such time or intended for use at a future time in the conduct of the business of the Company as a water company exclusive of

(a)Permanent Additions which have been made the basis for the authentication and delivery of bonds under this Indenture; and

(b)Permanent Additions which have been made the basis for the release of property from the lien of this Indenture (other than property released, which property at the time of such release constituted Available Permanent Additions); and

(c)Permanent Additions which have been made the basis for the withdrawal of cash deposited under any provision of this Indenture or which have been acquired through the application of the proceeds of insurance moneys as provided in Section 8 of Article VIII hereof (other than cash constituting the proceeds, including insurance moneys, of property which at the time constituted Available Permanent Additions); and

(d)Permanent Additions which have been used as a credit against any Sinking or Improvement Fund payment of the Company provided for in Article VI hereof.

For all purposes of this Indenture all Permanent Additions which shall have been specified or described in any Engineer’s Certificate or Independent Engineer’s Certificate in connection with an application for the authentication and delivery of bonds, or for the withdrawal of cash, or for the release of property under any provision of this Indenture, or for the purpose of taking a credit against any Sinking or Improvement Fund payment (which application shall not have been withdrawn prior to being acted upon by the Trustee) shall be deemed to have been used as a basis for the authentication and delivery of bonds, or for the withdrawal of cash, or for the release of property, or used for the purpose of taking a credit against any Sinking or

Improvement Fund payment, as the case may be, unless it shall be specified in such Engineer’s Certificate or Independent Engineer’s Certificate that such Permanent Additions are to be used only in part for the purpose or purposes designated, specifying the part so to be used and the Cost or Fair Value (whichever shall be less) thereof, in which event only the part so specified shall be deemed to be excluded from the term Available Permanent Additions pursuant to the provisions of this Section.

Section 9.  The term “Net Amount of Available Permanent Additions” as applied to any Available Permanent Additions described in any certificate delivered to the Trustee under any provision of this Indenture requiring the certification to the Trustee of Available Permanent Additions for the purpose of obtaining the authentication and delivery of bonds, or the withdrawal of cash, or a credit against any Sinking or Improvement Fund payment, shall mean the Cost or Fair Value (whichever shall be the less) of Available Permanent Additions described or included in such certificate, after deducting therefrom the sum of

(a)the aggregate amounts set forth in accordance with the requirements of subparagraph (xi) of paragraph (A) of Section 2 of Article VII hereof in all Officers’ Certificates previously delivered to the Trustee pursuant to the provisions of said Section 2 of Article VII, and

(b)the amount by which the aggregate Cost of all property of the Company subject to the lien of this Indenture (other than property retired which at the time constituted Available Permanent Additions) which has been renewed, replaced, or abandoned subsequent to December 31, 1940, and charged on the books of the Company against any reserve for retirements or depreciation, exceeds the aggregate amount of the proceeds of the sale of any such property so retired which have been paid to the Trustee pursuant to the provisions of Article IX hereof;

provided, however, that any amount so deducted in any such certificate stating a Net Amount of Available Permanent Additions shall not be deducted in any succeeding such certificate.

Section 10.  The term “Permitted Liens” shall mean and include (a) mortgage or other liens subject to which easements or rights-of-way may be possessed by the Company, if the indebtedness secured thereby has not been assumed by the Company and if the Company does not customarily pay interest charges on such indebtedness, (b) undetermined liens and charges incidental to construction, except such as may result from any delinquent obligation of the Company for the payment of money on account of such construction, (c) the lien of taxes, assessments or governmental charges not delinquent, (d) the lien of taxes, assessments or governmental charges due, or to become due, the validity of which is being contested at the time by the Company in good faith, and if necessary by appropriate legal proceedings, provided that the Company shall have made such provision as may be required by the Trustee for the payment of any amount or the giving of such security which shall be required to prevent the loss or forfeiture of any of the mortgaged and pledged property, and for the payment of the amount of any such taxes, assessments or governmental charges as shall ultimately be determined to be due and payable, (e) easements, restrictions, or minor defects of title, which (as stated in an Officers’ Certificate delivered to the Trustee) do not materially affect the use of the property subject thereto in the conduct of the business of the Company as a water company, and do not materially affect the security afforded by this Indenture for the bonds issued hereunder, and (f) Prepaid Liens.

The term “Prepaid Liens” shall mean and include any lien upon any of the mortgaged property prior to or on a parity with the lien of this Indenture, securing indebtedness, moneys for the payment, satisfaction or redemption of which have been deposited as provided in this paragraph. In case at any time there should be outstanding any indebtedness which is secured by a lien on any of the mortgaged property prior to or on a parity with the lien of this Indenture, the Company may deposit in trust with the Trustee, to be held, until used or applied as hereinafter provided, or in trust with such other banking institution and in such manner as shall be satisfactory to the Trustee, a sum of money sufficient either (i) to pay the principal of said indebtedness and the interest thereon to its maturity, or (ii) to effect the redemption of such indebtedness before maturity, if the same is subject to redemption, with interest to such redemption date. Upon any such deposit being made, said indebtedness shall, for all purposes of this Indenture except the application of said deposit as hereinafter provided in this paragraph, be deemed to have been paid and shall not be deemed to be outstanding; provided, that in case of deposit to effect a redemption a sufficient call for such redemption, or provision satisfactory to the Trustee for making such call, shall first be made. Any such money so deposited shall be applied by the depositee with whom it shall have been deposited from time to time to the payment of the principal and interest or to the redemption of such indebtedness, or be repaid to the Company proportionately as such indebtedness shall be paid or reduced or ascertained by judicial determination or otherwise to be in whole or in part invalid, upon the filing with the depositee of an Officers’ Certificate, as herein defined, to the effect that such Prepaid Lien has been paid or reduced or ascertained by judicial determination or otherwise to be in whole or in part invalid and specifying the amount of payment or reduction or the extent of the invalidity, as the case may be, accompanied by a concurring Opinion of Counsel.

Section 11.  The term “Cost” with reference to “Permanent Additions” or renewed, replaced, or abandoned property shall mean actual cost, or if the actual cost can not be ascertained, the estimated cost thereof as shown by an Engineer’s Certificate or Independent Engineer’s Certificate, as the case may be. The term “Cost” with reference to “Permanent Additions” shall include all expenses regarded by approved accounting practice as incidental thereto and properly chargeable to capital account.

Section 12.  The “Fair Value” of Permanent Additions specified or described in any Engineer’s Certificate or Independent Engineer’s Certificate delivered to the Trustee in connection with an application for the authentication and delivery of bonds, or for the withdrawal of cash or for the release of property, under any provision of this Indenture, or for the purpose of taking a credit against any Sinking or Improvement Fund payment, or against any Maintenance or Improvement Deposit, shall be determined in all cases as of a date not more than two months prior to the application therefor hereunder, unless the Cost or Fair Value of such property shall have been determined in any Engineer’s Certificate or Independent Engineer’s Certificate previously delivered to and accepted by the Trustee, in which event the Cost or Fair Value, whichever is less, of such property, as set forth in such certificate, shall be deemed to be the Fair Value thereof for all purposes of this Indenture.

Section 13.  The term “Gross Operating Revenues” shall mean and include all revenues derived by the Company from the furnishing of water for public and private use, and shall not include revenues derived from any other sources.

Section 14.  The term “Net Earnings Certificate” shall mean a certificate signed and verified by the President or a Vice President of the Company and by an accountant (who may be in the employ of the Company) selected by the Company and satisfactory to the Trustee conforming to the requirements of Section 22 of this Article in addition to other applicable requirements of this Indenture, stating the “Net Earnings” of the Company for a specified period, and specifying separately the principal sub-divisions of the operating and non-operating revenues and expenses of the Company.

Section 15.  The term “Net Earnings” shall mean the amount remaining after deducting from the gross revenues of the Company from all sources all expenses incurred in maintaining the corporate property in good and business-like working order and condition not properly chargeable to capital account, insurance, and taxes (except as hereinafter provided) and all other operating expenses and also expenses properly chargeable against non-operating revenues. Capital gains and losses shall be excluded. Operating expenses shall not include income, excess or other profit taxes, state taxes refunded to security holders, reserves for renewals or replacements, amortization of debt discount, interest charges, or payments to any sinking, improvement or other analogous fund. Not more than fifteen per centum (15%) of the “Net Earnings” of the Company ascertained as above shall in the aggregate be derived from non-operating revenues. If any of the property owned by the Company at the time of any application for the authentication and delivery of bonds shall have been so owned during only a part of, or shall have been so acquired after the close of any period for which “Net Earnings” are to be computed, the “Net Earnings” of such property (ascertained in the same manner as above provided) during the whole of such period to the extent that the same shall not have been so treated and might have been so treated if such property had been owned by the Company during the whole of such period shall be treated as part of the “Net Earnings of the Company” for such purpose.

Section 16.  The words “bond,” “bondholder” and “holder” include the plural as well as the singular number and shall denote any bond or bonds issued and outstanding hereunder and the holder or holders and registered owner or owners thereof unless otherwise indicated expressly or by the context.

Section 17.  A demand, request, notice, certificate, appointment, approval, consent, waiver, designation, direction, nomination or other similar act of the Company, under any of the provisions hereof, shall mean an instrument in writing signed by the President or by a Vice President of the Company under the corporate seal of the Company attested by its Secretary or an Assistant Secretary, and delivered to the Trustee, except as otherwise provided herein.

Section 18.  An “Order” of “the Company” shall mean an instrument in writing, signed by the President or a Vice President, or the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee.

Section 19.  The term “authorized newspaper,” when used in connection with the name of a particular city shall mean a newspaper customarily published on at least six business days of each calendar week, printed in the English language and published and of general circulation in the city in connection with which the term is so used.

Section 20.  The term “outstanding” used with reference to bonds issued under this Indenture shall mean as of any particular time all bonds which have been theretofore authenticated and delivered hereunder and which have not been cancelled or cremated by the Trustee or surrendered to the Trustee for cancellation or cremation, except coupon bonds which are held uncancelled by the Trustee for exchange for outstanding registered bonds without coupons, and except that in determining the bonds outstanding there shall not be included (a) bonds to the credit whereof sums have been placed as provided in Section 4 of Article XIX hereof, (b) bonds which have been called for redemption and to the credit whereof sums have been placed, as provided in Article V hereof, or (c) bonds in lieu of or in exchange and substitution for which any new bonds have been authenticated and delivered as provided in Section 11 of Article II of this Indenture.

Section 21.  The term “outstanding” as used in this Indenture with reference to any indebtedness which is secured by any lien for the payment of money or its equivalent prior to or on a parity with the lien of this Indenture shall not include indebtedness or the evidence thereof then held alive in any sinking fund established for the retirement thereof or pledged as security for other indebtedness so secured for the redemption or payment of which funds have been deposited in trust, provided that in case any such indebtedness shall be pledged as aforesaid there shall be included as “outstanding” the indebtedness as security for which said indebtedness shall be so pledged.

Section 22.  Each Engineer’s Certificate, Independent Engineer’s Certificate, Opinion of Counsel, Officer’s Certificate, Independent Accountant’s Certificate and Net Earnings Certificate and each other certificate and opinion delivered to the Trustee under any of the provisions of this Indenture for the purpose of furnishing to the Trustee evidence with respect to compliance with a condition (including a condition precedent) or a covenant provided for herein shall include:

(1)A statement by each person signing such certificate or opinion that he has read the pertinent condition or covenant of the Indenture pursuant to which, or to furnish evidence with respect to compliance with which, such certificate or opinion is so furnished, specifying such pertinent covenant or condition by appropriate reference to the Indenture;

(2)A statement that in the opinion of such person he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based or a statement to the effect that no examination or investigation was necessary as a basis for such statement or opinion;

(3)A statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

Any such Engineer’s Certificate, Independent Engineer’s Certificate, Officers’ Certificate, Independent Accountant’s Certificate and Net Earnings Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of counsel. Any such Net Earnings Certificate may be based upon the books and records of the Company and upon a certificate or opinion of an accountant or accountants or the Treasurer or an Assistant Treasurer, unless any person signing such certificate knows that the books and records of the Company or the certificate or opinion with respect to the matters upon which the certificate or opinion may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known that the same are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon a certificate or opinion of an officer or officers of the Company, and, insofar as it relates to compliance by the Company with the net earnings requirement specified in Section 3 of Article IV of this Indenture, upon a certificate or opinion of an accountant or accountants or the Treasurer or an Assistant Treasurer of the Company, unless the signer of such opinion knows that the certificate or opinion with respect to the matters upon which the certificate or opinion may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known that the same are erroneous.

Article II.
Form, Execution, Registry and Exchange of Bonds.

Section 1.  Bonds may be issued hereunder from time to time in one or more series without limitation as to the aggregate principal amount of any or all series (but subject to the restrictions and provisions contained in this Indenture and any supplemental indenture), and may be executed, authenticated and delivered originally either as coupon bonds or as registered bonds without coupons, or both, as the Board of Directors of the Company shall determine.

Section 2.  The title of any and all bonds at any time issued hereunder shall include the words “First Mortgage Bonds.”

Section 3.  There shall be a first series of bonds, unlimited in aggregate principal amount, designated as “Philadelphia Suburban Water Company First Mortgage Bonds, 3¼% Series due 1971,” sometimes herein referred to as the “bonds of the 3¼% Series due 1971.”

The bonds of the 3¼% Series due 1971 shall be dated January 1, 1941, except as provided in Section 5 of this Article with respect to registered bonds without coupons, and shall mature January 1, 1971; and shall bear interest at the rate of three and one-quarter per cent. (3¼%) per annum payable semi-annually on the first day of January and the first day of July in each year.

The bonds of the 3¼% Series due 1971 shall be coupon bonds registerable as to principal, in the denomination of One Thousand Dollars ($1,000) each, to be lettered “M,” and numbered consecutively from 1 upwards, and also registered bonds without coupons in the denomination of

One Thousand Dollars ($1,000) each and any multiple thereof, to be lettered “R,” and numbered consecutively from 1 upwards.

The principal of, and premium, if any, and the interest on the bonds of the 3¼% Series due 1971 shall be payable at the office of The Pennsylvania Company for Insurances on Lives and Granting Annuities in the City of Philadelphia, Pennsylvania, in such coin or currency of the United States of America, as at the time of payment is legal tender for the payment of public and private debts.

The bonds of the 3¼% Series due 1971 shall be entitled to the benefit of a Sinking or Improvement Fund as provided in Article VI hereof.

The bonds of the 3¼% Series due 1971 shall be redeemable, either at the option of the Company or pursuant to any provision of this Indenture requiring such redemption, either as a whole, or in part from time to time, at any time prior to maturity. If redeemed by the application of moneys in the Sinking or Improvement Fund provided for in Article VI of the Indenture, or by the application of moneys from the Maintenance or Improvement Deposit provided for in Article VII of the Indenture, or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental body, agency or authority, or by the application of moneys received by the Trustee in connection with any release of property and required by any provision of the Indenture to be applied to the redemption of bonds, the bonds of the 3¼% Series due 1971 are redeemable in such coin or currency of the United States of America, as at the time of payment is legal tender for the payment of public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of the 3¼% Series due 1971 are redeemable in like coin or currency, at the redemption price at the time applicable as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

Redemption Price
	Column A	Column B
Period	(Percentage of Principal Amount)
January 2, 1941—December 31, 1942	105½	108½
January 1, 1943—December 31, 1943	105⅜	108⅜
January 1, 1944—December 31, 1944	105¼	108¼
January 1, 1945—December 31, 1945	105⅛	108⅛
January 1, 1946—December 31, 1946	105	108
January 1, 1947—December 31, 1947	104⅞	107⅞
January 1, 1948—December 31, 1948	104¾	107¾
January 1, 1949—December 31, 1949	104⅝	107⅝
January 1, 1950—December 31, 1950	104⅜	107⅜
January 1, 1951—December 31, 1951	104¼	106¼
January 1, 1952—December 31, 1952	104⅛	106⅛
January 1, 1953—December 31, 1953	103⅞	105⅞
January 1, 1954—December 31, 1954	103¾	105¾
January 1, 1955—December 31, 1955	103½	105½

January 1, 1956—December 31, 1956	103⅜	105⅜
January 1, 1957—December 31, 1957	103⅛	105⅛
January 1, 1958—December 31, 1958	103	105
January 1, 1959—December 31, 1959	102¾	104¾
January 1, 1960—December 31, 1960	102½	104½
January 1, 1961—December 31, 1961	102⅜	103⅜
January 1, 1962—December 31, 1962	102⅛	103⅛
January 1, 1963—December 31, 1963	101⅞	102⅞
January 1, 1964—December 31, 1964	101⅝	102⅝
January 1, 1965—December 31, 1965	101½	102½
January 1, 1966—December 31, 1966	101⅛	102⅛
January 1, 1967—December 31, 1967	100⅞	101⅞
January 1, 1968—December 31, 1968	100⅝	101⅝
January 1, 1969—December 31, 1969	100⅜	101⅜
January 1, 1970 and thereafter	100	100

Any such redemption of the bonds of the 3¼% Series due 1971 shall be effected in accordance with the provisions of Article V of this Indenture.

The holder or registered owners of any coupon bond or bonds of the 3¼% Series due 1971 may, at his option, surrender the same, with all unmatured coupons attached, in exchange for a registered bond or bonds without coupons of the 3¼% Series due 1971, of an equal aggregate principal amount.

The owner of any registered bond or bonds without coupons of the 3¼% Series due 1971 may, at his option surrender the same in exchange for an equal aggregate principal amount of registered bonds without coupons of the 3¼% Series due 1971, in authorized denominations, or of coupon bonds of the 3¼% Series due 1971, in the denomination of $1000 each, with all coupons attached maturing after the last interest payment date to which interest has been paid on the registered bond or bonds so surrendered, or of both such registered bonds without coupons and coupon bonds.

Every such exchange of bonds shall be effected in accordance with the applicable provisions of Sections 7, 8 and 9 of this Article.

The text of the coupon bonds of the 3¼% Series due 1971 and the coupons appertaining thereto and of the registered bonds without coupons of said series and of the certificate of the Trustee upon such bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited with respect thereto.

Section 4.  The bonds and coupons of series other than the 3¼% Series due 1971, and the Trustee’s certificate thereon, shall be substantially in the forms hereinbefore recited, with such modifications, omissions, or additions permitted by or not inconsistent with the provisions of this Indenture as may be determined by Resolution and embodied in an indenture or indentures supplemental hereto. The bonds of each series shall be distinguished from the bonds of each other series in such manner as may be determined by such resolution. All bonds of the same series shall be identical in tenor except as to the denominations thereof and except variations appropriate for registered bonds without coupons.

The bonds of each series other than the first shall be dated and mature on such dates; shall bear interest at such rate or rates, payable in such installments and on such dates; shall be payable as to principal, premium and interest at such place or places, and in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; shall be of such denominations; shall have such tax free and tax refund provisions; sinking, improvement, amortization or other analogous fund requirements; redemption provisions; conversion privileges; provisions for exchange, registry and transfer; limitations upon the maximum amount issuable; and such other terms and provisions permitted by or not inconsistent with this Indenture as may be determined by Resolution and expressed in the bonds and in an indenture or indentures supplemental hereto.

The bonds and coupons of series other than the first may have inscribed thereon such descriptive words, numbers, marks of identification, designations, legends and endorsements as may be required to comply with the rules of any exchange or to conform to usage in respect thereof, or as consistently with the provisions hereof, may be determined by Resolution.

Before any bonds of any series other than the first, shall be authenticated and delivered by the Trustee under this Indenture, the Company and the Trustee shall execute and deliver and the Company shall cause to be recorded an indenture supplemental hereto, authorized by Resolution, creating or authorizing such series.

Section 5.  All coupon bonds of any one series shall bear the same date. Except as provided in Section 11 of this Article, every registered bond without coupons shall be dated as of the date of its issue (except that if any such registered bond shall be issued on any interest payment date it shall be dated as of the day next following such interest payment date). Every registered bond without coupons shall bear interest from the interest payment date next preceding the date of such bond (or, if the date of such bond is prior to the first interest payment date for the bonds of such series, then from the date of the coupon bonds of such series); provided, however, that, upon any transfer or exchange of registered bonds without coupons, if the Company at the time shall be in default in the payment of interest on the registered bond or bonds surrendered on such transfer or exchange, the Trustee shall endorse upon any registered bond or bonds issued upon such transfer or exchange a legend to the effect that the same bear interest from a specified date, which date shall be the last interest payment date to which interest has been paid on the registered bond or bonds so surrendered.

Section 6.  All bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President or a Vice President; and its corporate seal (which may be in facsimile if permitted by law) shall be thereunto affixed (or impressed or engraved, if in facsimile) and attested by its Secretary or an Assistant Secretary. The coupons shall bear the facsimile signature of the present or any future Treasurer of the Company. In case any of the officers who shall have signed any bonds or attested the seal thereon or whose facsimile signature appears on any coupon shall cease to be such officers of the Company before the bonds so signed and sealed shall have been actually authenticated and delivered by the Trustee and issued by the Company, such bonds nevertheless may be authenticated, delivered and issued with the same force and effect as though the person or persons who signed such bonds and attested the seal thereon or whose facsimile signature appears on any coupon had not ceased to be such officer or officers of the Company. Before authenticating and delivering any coupon bonds the Trustee shall cut off, cancel and deliver to the Company all matured coupons thereto attached, except as otherwise provided in Section 11 of this Article.

Section 7.  Whenever any coupon or registered bond or bonds of any series exchangeable by the terms thereof or of this Indenture or of an indenture supplemental hereto, together with all unmatured coupons thereto appertaining, shall be surrendered for exchange for a bond or bonds secured hereby (either coupon or registered) for which such surrendered bond or bonds shall be exchangeable as aforesaid, the Company shall execute, and the Trustee authenticate, and it or the Company shall deliver in exchange therefor a bond or bonds secured hereby (either coupon or registered) for the same aggregate principal amount in accordance with the request of the holder thereof.

Any registered bond and any coupon bond registered as to principal surrendered for exchange under the provisions of this paragraph, shall be accompanied by a written instrument of transfer in form approved by the Trustee, duly executed by the registered owner or his attorney duly authorized in writing.

No holder of any bond shall be entitled to require the exchange thereof for a bond or bonds secured hereby, except as expressly provided by the terms of the bonds to be so exchanged or by the terms of this Indenture, or of an indenture supplemental hereto. All bonds so surrendered for exchange and the coupons appertaining thereto shall be cancelled by the Trustee and delivered to the Company.

Section 8.  The Company shall keep or cause to be kept at the principal office of the Trustee in the City of Philadelphia books for the registration and transfer of bonds of all series and books for the registration and transfer of bonds of series other than bonds of the 3¼% Series due 1971 at such office or offices, if any, in addition to the principal office of the Trustee as may be determined by Resolution and expressed in the bonds and in an indenture supplemental hereto. Upon presentation of any bond for registration or transfer at the office or one of the offices designated therefor, the Company shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred therein any bond entitled to be so registered or transferred.

Any coupon bond may be registered as to principal only on the said books of the Company at the proper office or offices, and such registry noted upon the bond, and after such registration no transfer shall be valid unless made on said books by the registered owner in person or by his attorney, duly authorized, and similarly noted on the bond. Upon presentation to the Company at the proper office or offices of any such bond registered as to principal, accompanied by a written instrument of transfer, in a form approved by the Trustee, duly executed by the registered owner in person or by his attorney duly authorized in writing, such bond shall be transferred upon such books. The registered owner of any such bond registered as to principal shall also have the right to cause the same to be registered as payable to bearer, in which case transferability by delivery shall be restored, but any such bond registered as payable to bearer may be registered again in the name of the holder with the same effect as the first registration thereof. Successive registrations and transfers as aforesaid may be made from time to time as desired. Each registration of a coupon bond shall be noted thereon by one of the Company’s agents. Registration of any of the coupon bonds as to principal shall not affect the negotiability of the coupons appertaining to such bonds, but every such coupon shall continue to pass by delivery and shall remain payable to bearer.

All registered bonds without coupons shall be registered on the books of the Company kept at the office or offices designated for the registration and transfer thereof. Whenever the registered owner of any registered bond without coupons shall surrender the same to the Company at an office designated for transfer thereof, together with a written instrument of transfer in form approved by the Trustee, duly executed by said registered owner in person or by his attorney duly authorized in writing, the Company shall execute and the Trustee shall authenticate, and the Trustee or the Company shall deliver in exchange therefor a new registered bond or bonds without coupons of the same series and of the same aggregate principal amount, and no transfer of a registered bond without coupons shall be valid unless made as above provided. All bonds so surrendered shall be cancelled by the Trustee and delivered to the Company.

Section 9.  For any transfer or exchange of bonds whatsoever under any of the foregoing provisions of this Article, the Company at its option may require the payment to it of a sum sufficient to reimburse it for any stamp tax or other governmental charge, and in addition thereto of a further sum not exceeding Two Dollars ($2.00) for each new bond, if any, issued upon such transfer or exchange. The Company shall not be required to make exchange or transfer of any bond under the provisions of this Article after the first notice of redemption of such bond, or to transfer or exchange registered bonds without coupons as provided in this Article for a period of ten (10) days next preceding any interest date, anything in such bond to the contrary notwithstanding.

Section 10.  Until definitive bonds of any series shall be prepared, the Company may execute and upon the request of the Company, the Trustee shall authenticate and deliver in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, one or more printed or typewritten temporary bonds of any denomination or denominations substantially of the tenor of the definitive bonds, with or without coupons, and with appropriate omissions, modifications or additions, as may be necessary. Pending the preparation of the definitive bonds, such temporary bonds may, at the option of the Company, be exchangeable for other temporary bonds of the same aggregate principal amount, whether of the same or different denominations. Temporary bonds surrendered for exchange shall be accompanied by all unmatured coupons appertaining thereto and if registered shall be accompanied by written instruments of transfer in form approved by the Trustee, duly executed by the registered owner in person or by his attorney duly authorized in writing.

The Company shall, without unnecessary delay and at its own expense, prepare, execute and deliver to the Trustee, and thereupon, upon the presentation and surrender of any such temporary bond or bonds, with all unmatured coupons, if any, appertaining thereto, the Trustee shall authenticate and deliver in exchange therefor, definitive bonds of the same series and maturity, for the same aggregate principal amount as, and in the authorized denominations indicated by, the holders or registered owners of the temporary bond or bonds so surrendered.

Until so exchanged, the temporary bonds shall be entitled to the lien and benefit of this Indenture, and interest, when and as payable, shall be paid, and such payment noted thereon, if such temporary bonds shall have been issued without coupons; if such temporary bonds shall have been issued with coupons, interest shall be paid on presentation and surrender of such coupons as they mature.

All temporary bonds so surrendered, whether in exchange for definitive bonds or for other temporary bonds, shall be cancelled and cremated by the Trustee.

Section 11.  Upon receipt by the Company and the Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any bond outstanding hereunder, and upon receipt of indemnity satisfactory to them, and upon surrender and cancellation of such bond if mutilated, the Company may execute, and the Trustee may, upon request of the Company, authenticate and deliver a new bond of like tenor and series, and bearing the same coupons, if any, in lieu of such lost, destroyed or mutilated bond. The applicant for such substitute bond shall pay all expenses incident to the issue of a new bond and shall comply with such other reasonable regulations as the Company or the Trustee may prescribe.

Section 12.  No bond shall be secured hereby or entitled to the benefit hereof, or shall be or become valid or obligatory for any purpose, unless there shall be endorsed thereon a certificate, substantially in such form, duly executed by the Trustee; and such certificate of the Trustee upon any bond shall be conclusive evidence and the only competent evidence that such bond has been duly issued hereunder and that the holder or registered owner thereof is entitled to the benefit of the trust and lien hereby created.

Article III.
Initial Authentication and Delivery of Bonds.

Section 1.  The initial issue of bonds under this Indenture shall be Fifteen million, nine hundred thousand dollars ($15,900,000) principal amount of bonds of the 3¼% Series due 1971. At any time after the execution and delivery of this Indenture, and upon delivery to the Trustee of an Opinion of Counsel stating in substance that this Indenture has been recorded, registered and filed in such manner and in such places as may be required by law in order to establish, preserve and protect the lien hereof, said bonds of the 3¼% Series due 1971 may be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver said bonds to or upon the written order of the President or any Vice President of the Company.

Article IV.
Authentication and Delivery of Additional Bonds.

Section 1.  This Indenture creates a continuing lien to secure the full and final payment of the principal of and any premium which may be due and payable on and the interest on all bonds which may, from time to time, be executed, authenticated and delivered hereunder. The aggregate principal amount of bonds which may be so executed, authenticated and delivered hereunder is not limited except as herein specifically set forth and except that no bonds shall at any time be issued hereunder to an amount in excess of the amount permitted by law.

Section 2.  (A) No bonds in addition to those provided for in Sections 3, 7, 8, 10 and 11 of Article II, in Article III, in Section 3 of Article XII, and in Section 8 of Article XV, shall be authenticated and delivered hereunder by the Trustee except in accordance with the provisions of Sections 3, 4 and 5 of this Article, nor shall any bonds (except bonds authenticated and delivered pursuant to the provisions of Sections 3, 7, 8, 10 and 11 of Article II, or the provisions of Section 3 of Article XII, or the provisions of Section 8 of Article XV) be authenticated and delivered hereunder at any time when the Trustee has knowledge that a default of the character specified in Article XI hereof has occurred and has not been rescinded and annulled as provided in said Article or has been otherwise cured or made good to the satisfaction of the Trustee.

(B)No bonds shall be authenticated and delivered by the Trustee under the provisions of Sections 3, 4 or 5 of this Article unless the Trustee shall have received prior to or at the time of the authentication and delivery thereof:

(1)A request dated not more than ninety (90) days preceding the date of the authentication and delivery of bonds then applied for, executed in the name of the Company by the President or a Vice President of the Company, stating the principal amount, denomination and form (whether coupon or registered) of the bonds requested to be authenticated and delivered, the series thereof, and the person or persons to whom or upon whose order such bonds are to be delivered;

(2)A Resolution authorizing such request;

(3)An Opinion of Counsel that no consent of any governmental authorities is requisite to the legal issue of the bonds, the authentication and delivery of which have been applied for, or that the issue of such bonds has been duly authorized by any and all governmental authorities, the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates or other documents by which such consent is or may be evidenced; that all mortgage, registration and other like taxes in respect of the bonds applied for have been paid, or that provision for the payment thereof has been made, or that no such payment is required by law; that the amount of indebtedness or bonded indebtedness which may be incurred by the Company is not then limited by law or by any corporate action limiting the total authorized indebtedness or bonded indebtedness of the Company, or that the total amount of outstanding indebtedness or bonded indebtedness of the Company, as stated in the accompanying Certificate provided for in paragraph 4 of this subdivision (B), plus the aggregate principal amount of the bonds applied for in the accompanying application of the Company, does not exceed the amount of indebtedness or bonded indebtedness of the Company as then limited by law or by such corporate action; and that all corporate action necessary to be taken by the Company to permit the legal and valid issue and authentication and delivery of the bonds which have been applied for has been duly had and taken;

(4)An Officers’ Certificate, as herein defined, stating the aggregate principal amount of all bonds at the time outstanding under this Indenture, and, unless the Opinion of Counsel provided for in paragraph 3 of this subdivision (B) shall state that the amount of indebtedness or bonded indebtedness which may be incurred by the Company is not then limited by law or by corporate action, also stating that the total amount of indebtedness or bonded indebtedness of the Company outstanding, including the aggregate principal amount of bonds issued and outstanding, as herein defined, under this Indenture plus the aggregate principal amount of bonds applied for in the accompanying application, does not exceed an amount which shall be specified in the Certificate;

(5)The officially authenticated certificates or other documents, if any, specified in the Opinion of Counsel provided for in paragraph 3 of this subdivision (B), including evidence satisfactory to the Trustee of the payment or provision for payment of any taxes therein referred to;

(6)If the bonds, the authentication and delivery of which are then applied for, are not a part of any series then existing, a Resolution or Resolutions and an indenture supplemental hereto, creating the series of which such bonds are a part.

Section 3.  (A) Subject to the provisions of Section 2 of this Article bonds in addition to those provided for in any other Section hereof may from time to time be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee upon the basis of Available Permanent Additions, subject to the conditions, provisions and limitations set forth in this Section. The aggregate principal amount of bonds that may be authenticated and delivered from time to time under the provisions of this Section is limited to seventy per cent. (70%) of the Net Amount of Available Permanent Additions, made the basis of the authentication and delivery thereof certified or provided in subdivision (B) of this Section.

No bonds shall be authenticated and delivered under this Section unless the Net Earnings of the Company as shown by a Net Earnings Certificate for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months next preceding the application for authentication and delivery of bonds, shall have been not less than one and three-quarters (1¾%) times the interest requirements for a period of one year upon (a) the bonds applied for, (b) all bonds outstanding, as herein defined, on the date of such application, and (c) all indebtedness outstanding on the date of such application which is secured by any lien for the payment of money or its equivalent prior to or on a parity with the lien of this indenture other than Permitted Liens, as herein defined.

(B)No application by the Company to the Trustee for the authentication and delivery of bonds under this Section shall be granted by the Trustee, until the Trustee shall have received:

(1)The documents provided for in Section 2 of this Article;

(2)An Engineer’s Certificate, as herein defined, dated not more than thirty (30) days preceding the date of the authentication and delivery of bonds applied for in the accompanying application,

(a)Stating the amount, if any, of the unapplied balance of the Net Amount of Available Permanent Additions included in any Engineer’s Certificate or Independent Engineer’s Certificate theretofore delivered to the Trustee, and presently available to the Company for the purpose of obtaining the authentication and delivery of bonds; and

(b)Stating the amount, if any, of the unapplied balance of the Cost or Fair Value, whichever shall be the less, of Available Permanent Additions included in any Officers’ Certificate previously delivered to the Trustee pursuant to the provisions of Section 2 of Article VII hereof (and as to which an Engineer’s Certificate or Independent Engineer’s Certificate has been delivered to the Trustee pursuant to the provisions of paragraph (B) of Section 2 of Article VII), and presently available to the Company for the purpose of obtaining the authentication and delivery of bonds;

(c)Specifying the Available Permanent Additions purchased, constructed or otherwise acquired by the Company subsequent to December 31, 1940, and between dates to be specified in the Certificate, which have not been included in any Engineer’s Certificate or Independent Engineer’s Certificate previously delivered to the Trustee, and which are proposed as a basis for the authentication and delivery of bonds then applied for, describing such Available Permanent Additions in such manner and detail as to show conformity thereof with the definition of Permanent Additions as set forth in Section 7 of Article I; and

(d)Stating that the signers, either personally or through one or more competent assistants, have examined the Available Permanent Additions specified pursuant to the provisions of the foregoing sub-paragraph (c); that the Available Permanent Additions so specified are Permanent Additions as defined in Section 7 of Article I and do not consist of Permanent Additions excluded from the definition of Available Permanent Additions under the provisions of Section 8 of Article I; and that such Available Permanent Additions are desirable for use and are in use or are intended for use in the conduct of the business of the Company as a water company; and

(e)Stating the Cost and the Fair Value of the Available Permanent Additions specified pursuant to the provisions of the foregoing sub-paragraph (c); and

(f)Stating (i) whether any of the Available Permanent Additions specified pursuant to the provisions of the foregoing sub-paragraph (c) consist of property which prior to the date of acquisition thereof by the Company was used or operated by a person or persons other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and if any such Available Permanent Additions are stated to have been so used or operated; (ii) briefly describing such Available Permanent Additions; and (iii) stating the Fair Value thereof, and in case such Fair Value is equal to or exceeds the greater of (a) Twenty-five thousand dollars ($25,000) or (b) one per cent. (1%) of the aggregate principal amount of all bonds issued under this Indenture at the time outstanding, as stated in the accompanying Net Warnings Certificate provided for in paragraph 4 of this subdivision (f), then (iv) describing all other property, if any, which, prior to the acquisition thereof by the Company, was used or operated by a person or persons other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company and which has been subjected to the lien of this Indenture since the commencement of the current calendar year, and as to which an Independent Engineer’s Certificate has not previously been furnished to the Trustee; and

(g)Stating the amount of the deductions required to be made pursuant to the provisions of Section 9 of Article I in order to determine a Net Amount of Available Permanent Additions, and setting forth in reasonable detail the basis for such deductions; and

(h)Stating (i) the Cost or Fair Value, whichever is less, of the Available Permanent Additions specified pursuant to the foregoing subparagraph (e); (ii) the unapplied balance, if any, of the Net Amount of Available Permanent Additions shown under the foregoing sub-paragraph (a); (iii) the unapplied balance, if any, of the Cost or Fair Value of Available Permanent Additions shown under the foregoing sub-paragraph (b); (iv) the aggregate of the amounts stated under the foregoing clauses (i), (ii) and (iii) of this sub-paragraph (h); and (v) stating as the Net Amount of Available Permanent Additions the balance remaining after deducting from such aggregate the balance of the amount as stated in the foregoing sub-paragraph (g).

(3)In case the Fair Value of any Available Permanent Additions which have been used or operated by a person or persons other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, as stated in the accompanying Engineer’s Certificate pursuant to the requirements of clause (iii) of subparagraph (f) of paragraph 2 of this subdivision (B), is equal to or exceeds the greater of (a) Twenty-five thousand dollars ($25,000) or (b) one per cent. (1%) of the aggregate principal amount of all bonds issued under this Indenture at the time outstanding, as stated in the accompanying Net Earnings Certificate provided for in paragraph 4 of this subdivision (B), then an Independent Engineer’s Certificate stating the Fair Value of such Available Permanent Additions and also the Fair Value of all other property described pursuant to clause (iv) of said subparagraph (f) in said Engineer’s Certificate.

(4)A Net Earnings Certificate

(i)stating the Net Earnings of the Company for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding such application for the authentication and delivery of bonds;

(ii)stating separately the aggregate principal amount of the bonds and indebtedness mentioned in clauses (a), (b) and (c), of the second paragraph of subdivision (A) of this Section;

(iii)stating the interest requirements on such bonds and indebtedness for a period of one year; and

(iv)stating the aggregate principal amount of bonds authenticated and delivered under the provisions of Sections 4 and 5 of this Article since the commencement of the current calendar year exclusive of bonds in connection with the authentication and delivery of which no Net Earnings Certificate was required and bonds in connection with the authentication and delivery of which an Independent Accountant’s Certificate was previously delivered to the Trustee.

In the event that, (1) the aggregate principal amount of (a), the bonds so stated to have been authenticated and delivered since the commencement of the current calendar year pursuant to the foregoing clause (iv) of this paragraph 4 and (b), the bonds applied for, is equal to or exceeds ten per cent. (10%) of the aggregate principal amount of all bonds issued under this Indenture at the time outstanding, as stated in the Net Earnings Certificate, and (2) the twelve months’ period in respect of which the Net Earnings are computed in the Net Earnings Certificate is a period with respect to which an annual report is required to be filed by the Company pursuant to the provisions of Section 12 of Article VIII, then there shall also be delivered to the Trustee an Independent Accountant’s Certificate confirming the facts stated in the Net Earnings Certificate.

(5)An Opinion of Counsel stating that in the opinion of the signer: (a) the Company has title to the Available Permanent Additions described in the accompanying Engineer’s Certificate; (b) that all of the Available Permanent Additions of the Company so described are subject to the lien of this Indenture, and that none of such Available Permanent Additions is subject to any lien prior to or on a parity with the lien of this Indenture, except Permitted Liens, as herein defined; (c) that the Company has corporate authority and all necessary permission from governmental authorities to own and to operate the Available Permanent Additions so described; and (d) all conditions precedent to the authentication and delivery of the bonds applied for have been complied with.

(6)The instruments of conveyance, assignment and transfer, if any, specified in such Opinion of Counsel, or evidence satisfactory to the Trustee of the delivery and recording or filing thereof.

(7)An Officers’ Certificate, as herein defined, stating that all conditions precedent to the authentication and delivery of its bonds applied for have been complied with.

Section 4.  (A) The Company may from time to time execute and the Trustee shall authenticate and deliver, subject to the provisions of Section 2 of this Article, bonds hereby secured in addition to those provided for in any other Section hereof, in an aggregate principal amount not exceeding the aggregate principal amount of any bonds previously issued hereunder which shall have been retired (not including bonds in exchange for or in lieu of or substitution for which other bonds shall have been authenticated and delivered, as provided in Sections 3, 7, 9, 10, and 11 of Article II, in Article III, in Section 3 of Article XII, and in Section 8 of Article XV, of this Indenture); provided that no bond shall be issued in respect of any such retired bond which shall have been (a) retired through the use of cash deposited with the Trustee pursuant to the provisions of Section 5 of this Article, or (b) retired through the use of cash or used in lieu of the deposit of cash or used as the basis for the withdrawal of cash under any provision of this Indenture (unless such cash shall be the proceeds, including insurance monies, of, or shall have been deposited by the Company to obtain the release of, property not owned by the Company on December 31, 1940, and not used subsequent to December 31, 1940, in such manner as to be excluded from the definition of Available Permanent Additions, pursuant to Section 8 of Article I hereof), or (c) retired through the operation of the provisions of (i) Article VI, relating to the Sinking or Improvement Fund for the benefit of the bonds of 3¼% Series due 1971 or (ii) Article VII relating to the Maintenance of Improvement Deposit for the benefit of the bonds of the 3¼% Series due 1971, or (iii) retired through the operation of any other sinking, purchase or analogous fund applicable to its retirement if the provisions establishing such fund prohibit such issuance.

No application by the Company to the Trustee for the authentication and delivery of bonds under this Section shall be granted by the Trustee unless the Trustee shall have received, in addition to the other documents required,

(1)a Officers’ Certificate stating the aggregate principal amount of the bonds with respect to the retirement of which the bonds applied for in the accompanying application are to be authenticated and delivered; that such bonds do not include bonds retired as specified in the foregoing clauses (a), (b) or (c) of the first paragraph of this subdivision (A); and that all conditions precedent to the authentication and delivery of the bonds applied for have been complied with; and

(2)An Opinion of Counsel stating that in the opinion of the signer all conditions precedent to the authentication and delivery of the bonds applied for have been complied with.

(B)No bond shall be issued in respect of any retired bond more than two years prior to the regular maturing (by lapse of time and not by call for redemption) of such retired bond, unless the bond so issued bears no greater rate of interest than such retired bond, or, if the bond so issued bears a greater rate of interest than such retired bond, unless the Trustee shall have received a Net Earnings Certificate, as herein defined, showing that the Net Earnings, as herein defined, for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding delivery to the Trustee of the application for the authentication and delivery of bonds shall have been in the aggregate at least equal to one and three-quarters (1%) times the interest requirements for a period of one year upon (a) the bonds applied for and (b) all bonds outstanding, as herein defined, hereunder on the date of such application and (c) all indebtedness outstanding, as herein defined, on the date of such application, which is secured by any lien for the payment of money or its equivalent prior to or on a parity with the lien of this Indenture other than Permitted Liens, as herein defined, and also stating the aggregate principal amount of bonds authenticated and delivered under the provisions of Article III and Sections 3, 4 and 5 of this Article since the commencement of the current calendar year, exclusive of bonds in connection with the authentication and delivery of which no Net Earnings Certificate was required and bonds in connection with the authentication and delivery of which an Independent Accountant’s Certificate was previously delivered to the Trustee.

In the event that (a) the aggregate principal amount of (i) such bonds so stated in said Net Earnings Certificate to have been authenticated and delivered since the commencement of the current calendar year and (ii) the bonds applied for, is equal to or exceeds ten per cent. (10%) of the aggregate principal amount of all bonds issued under this Indenture at the time outstanding, as stated in the accompanying Officers’ Certificate required by the provisions of paragraph 4 of subdivision (B) of Section 2 of this Article, and (b) the twelve months’ period in respect of which Net Earnings are computed in the Net Earnings Certificate is a period with respect to which an annual report is required to be filed by the Company pursuant to the provisions of Section 12 of Article VIII hereof, then there shall also be delivered to the Trustee an Independent Accountant’s Certificate confirming the facts stated in the Net Earnings Certificate.

Section 5.  (A) Subject to the provisions of Section 2 of this Article, the Trustee shall, from time to time, authenticate and deliver bonds upon deposit with the Trustee by the Company of cash equal to the principal amount of the bonds requested to be authenticated and delivered but only after the Trustee shall have received

(1)a Net Earnings Certificate, as herein defined, meeting the requirements of the second paragraph of subdivision (A) and paragraph 4 of subdivision (B) of Section 3 of this Article and, in a proper case, the Independent Accountant’s Certificate required by said paragraph 4 of subdivision (B) of said Section 3;

(2)an Officers’ Certificate that all conditions precedent to the authentication and delivery of the bonds applied for have been complied with; and

(3)an Opinion of Counsel stating that in his opinion of the signers all conditions precedent to the authentication and delivery of the bonds applied for have been complied with.

(B)All cash deposited with the Trustee with respect to which bonds have been authenticated and delivered under the provisions of subdivision (A) of this Section shall be held by the Trustee as a part of the mortgaged property but, whenever the Company shall become entitled to the authentication and delivery of a bond or bonds under any of the provisions of this Indenture other than those contained in subdivision (A) of this Section and, for the purposes of this Section, without regard to the Net Earnings, as herein defined, the Trustee, upon the application of the Company, evidenced by a Resolution, as herein defined, shall pay over to the Company or upon its order, in lieu of the bond or bonds to the delivery of which the Company may then be so entitled, a sum in cash equal to the aggregate principal amount of such bond or bonds; provided, however, that the certificates and other documents delivered to the Trustee for the purpose of withdrawing cash under this subdivision (B) may contain such variations, omissions and insertions from or in the certificates or other documents required to be delivered to the Trustee for the purpose of obtaining the authentication and delivery of bonds as may be appropriate in the light of the purpose for which they are used and in no case shall it be necessary for the Company to deliver to the Trustee any Net Earnings Certificate or any of the documents provided for in subdivision (B) of Section 2 of this Article and the provisions of the second paragraph of subdivision (A) of Section 3 of this Article shall be inapplicable to the withdrawal of cash under this Section.

Article V.
Redemption of Bonds.

Section 1.  Bonds of the first series are redeemable at the option of the Company as provided therein and in Section 3 of Article II, and in accordance with the provisions of this Article. Such of the bonds of other series issued hereunder as are, by their terms, redeemable before maturity, may, at the option of the Company, be redeemed at such times, in such amounts and at such prices as may be specified therein and in an indenture supplemental hereto, and in accordance with the provisions of this Article, except as the same may be modified by such supplemental indenture.

Section 2.  Notice of the intention of the Company to redeem any or all of the bonds (including, in case a part only of the bonds of any particular series are to be redeemed, the numbers of such bonds) shall be given, by or on behalf of the Company, by publication in four successive calendar weeks, the first publication to be at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, in one authorized newspaper in the City of Philadelphia and one authorized newspaper in the Borough of Manhattan, City of New York. A copy of such notice shall also be mailed by or on behalf of the Company, not less than thirty (30) days before the redemption date, addressed to the registered owners of any registered bonds which are to be redeemed, at their last addresses appearing upon the registry books; but such mailing shall not be a condition precedent to such redemption, and failure so to mail any notice or defect therein shall not affect the validity of the proceedings for the redemption of such bonds. If all the bonds of any series which are to be redeemed are registered bonds without coupons or coupon bonds registered as to principal, publication of such notice of redemption with respect to the bonds of such series shall be omitted, but in such event notice of redemption shall be mailed, by registered mail with return receipt requested, at least thirty (30) days prior to such redemption date, to the registered owners of the bonds of such series which are to be redeemed, at their addresses as hereinabove specified, and such mailing (but not the receipt thereof or the return of the receipt so requested) shall be a condition precedent to the redemption of the bonds of such series.

In case the Company shall have elected to redeem less than all of the outstanding bonds of any series, it shall in each such instance, at least fifteen (15) days before the first date upon which the notice of redemption hereinbefore mentioned is required to be given, notify the Trustee in writing of such election and of the aggregate principal amount of bonds of such series to be redeemed, and thereupon the Trustee shall draw by lot, in any manner deemed by it proper, the bonds to be redeemed, and shall notify the Company in writing of the numbers of the bonds so drawn in ample time to permit the notice of redemption to be given as herein provided.

In case any registered bond without coupons shall be redeemed in part only, such notice shall specify the principal amount thereof to be redeemed and shall state that, at the option of the registered owner, such bond may be presented to the Trustee for notation thereon of the principal amount thereof to be redeemed, or upon surrender thereof for such partial redemption, a new bond or new bonds of the same series of an aggregate principal amount equal to the unredeemed portion of such registered bond shall be issued in lieu thereof at the expense of the Company.

Section 3.  In the event that the Company shall give notice of its intention to redeem any of the bonds, the Company covenants that it will on or before the redemption date specified in such notice, deposit with the Trustee a sum of money sufficient to redeem the same. No such call for redemption shall be effective as against the holders of any bonds so called for redemption, or of any coupon appertaining thereto, unless before such redemption date moneys sufficient for the purpose of such redemption shall be so held on deposit by the Trustee.

Section 4.  All moneys deposited by the Company with the Trustee under the provisions of this Article shall be held in trust for account of the holders of the bonds called for redemption, and shall be paid to them respectively, upon presentation and surrender of said bonds, with all unmatured coupons appertaining thereto; and after such redemption date if the moneys for the redemption of said bonds shall have been deposited as aforesaid such bonds shall cease to bear interest, and shall cease to be entitled to the lien of this Indenture and of all indentures supplemental hereto and the coupons for interest maturing subsequent to that date shall be void.

Section 5.  All bonds redeemed under the provisions of this Article shall forthwith be cancelled, and the Trustee shall thereafter deliver the bonds, so cancelled, to or upon the order of the Company.

Article VI.
Sinking or Improvement Fund.

Section 1.  The Company covenants that as and for a Sinking or Improvement Fund for the benefit and security of the bonds of the 3¼% Series due 1971 it will pay to the Trustee on or before the first day of March, 1942, and on or before the first day of March in each year thereafter to and including March 1, 1970, and on or before December 1, 1970, a sum in cash equal to ½ of 1% of the maximum principal amount of bonds of said Series at any one time outstanding under this Indenture, less, to the extent that the Company desires to take such credit, an amount equal to 70% of the Net Amount of Available Permanent Additions, upon delivering to the Trustee, on or before the date when any such annual payment may be due, an Officers’ Certificate requesting credit as specified therein on account of a Net Amount of Available Permanent Additions, together with the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV with such modifications, additions and omissions as may be appropriate to make such instruments applicable to the provisions of this Section.

Section 2.  All cash remaining with the Trustee as part of the Sinking or Improvement Fund may be at any time upon the request of Company (a) applied by the Trustee to the purchase of bonds of the 3¼% Series due 1971 under the provisions of Section 2 of Article XI at the applicable redemption prices provided in Section 3 of Article II, or (b) withdrawn by the Company on the basis of Available Permanent Additions to the extent of 70% of the Net Amount of Available Permanent Additions as set forth in the Engineer’s Certificate delivered to the

Trustee pursuant to the provisions of this Section. The Trustee shall pay to or upon the written order of the Company all or any part of such cash upon the receipt by the Trustee of a Resolution requesting such payment and the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision B of Section 3 of Article IV, with such modifications, additions and omissions as may be appropriate to make such documents applicable to the provisions of this Section.

Section 3.  Any sum remaining in said Sinking or Improvement Fund after the payment in full of the principal and interest of the bonds of the 3¼% Series due 1971, shall be returned to the Company.

Article VII.
Maintenance or Improvement Deposit.

Section 1.  The Company covenants that it will deposit with the Trustee on or before March 1, 1942, and on or before March 1 in each year thereafter, as long as any of the bonds of the 3¼% Series due 1971 are outstanding, an amount in cash (hereinafter referred to as the “Maintenance or Improvement Deposit”) equal to 9% of the Gross Operating Revenues of the Company during the preceding calendar year less, to the extent that the Company desires to take such credits, the following:

(a)the amount actually expended for maintenance during such calendar year; and

(b)the Cost or Fair Value, whichever is less, of Permanent Additions acquired during such calendar year which at the time of taking such credit constitute Available Permanent Additions; and

(c)the unapplied balance or any part thereof, of the Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the five (5) calendar years preceding such calendar year and specified in the Officers’ Certificates delivered to the Trustee pursuant to Section 2 of this Article, but only to the extent that the Permanent Additions with respect to which such Cost or Fair Value was determined shall at the time of taking such credit constitute Available Permanent Additions.

Section 2.  The Company covenants that it will on or before March 1 in each year, beginning with the year 1942, as long as any of the bonds of the 3¼% Series due 1971 are outstanding, deliver to the Trustee the following:

(A)An Officers’ Certificate, which shall state:

(i)the amount of the Gross Operating Revenues for the preceding calendar year;

(ii)9% of such Gross Operating Revenues;

(iii)the amount actually expended by the Company for maintenance during such calendar year;

(iv)The amount set forth in subparagraph (xii) of each Officers’ Certificate delivered to the Trustee pursuant to the provisions of this Section during the preceding five (5) calendar years (specifying each such Officers’ Certificate), after deducting from each such amount the aggregate of (a) the Cost or Fair Value, whichever is less, of all Permanent Additions represented by such amount which have ceased to be Available Permanent Additions; and (b) any part of such amount for which the Company has previously taken credit against any Maintenance or Improvement Deposit (specifying the Officers’ Certificate in which such credit was taken); and (c) any part of such amount for which the Company then desires to take credit against the Maintenance or Improvement Deposit;

(v)An amount which shall be the aggregate of all amounts set forth pursuant to the provisions of clause (c) of the foregoing subparagraph (iv);

(vi)The Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the preceding calendar year;

(vii)That part of the amount set forth in subparagraph (vi) which the Company desires to use as a credit against the Maintenance or Improvement Deposit;

(viii)The amount of cash payable to the Trustee under the provisions of Section 1 of this Article, which shall be the amount by which the amount set forth in subparagraph (ii) hereof exceeds the sum of the amounts set forth in subparagraphs (iii), (v) and (vii) hereof;

(ix)The sum of all amounts charged on the books of the Company against any reserve for retirement or depreciation during the preceding calendar year representing the aggregate of the Cost when acquired of any part of the Company’s plants and property of the character described in the granting clauses hereof which has been permanently retired or abandoned;

(x)The aggregate of the amounts set forth in subparagraphs (v) and (vii) hereof;

(xi)The amount by which the amount set forth in subparagraph (x) exceeds the amount set forth in subparagraph (ix), being the amount required to be deducted from the Cost or Fair Value of Available Permanent Additions in order to determine a Net Amount of Available Permanent Additions pursuant to the provisions of Section 9 of Article I hereof;

(xii)The amount set forth in subparagraph (vi) after deducting the amount, if any, set forth in subparagraph (vii);

(xiii)That all conditions precedent to the taking of the credit or credits so requested by the Company have been complied with.

(B)In the event that the Officers’ Certificate delivered to the Trustee pursuant to the provisions of paragraph (A) of this Section shall state, pursuant to the requirements of subparagraph (vi), the Cost or Fair Value of Available Permanent Additions acquired by the Company during the preceding calendar year, the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (f) of Section 3 of Article IV hereof, with such modifications, additions and omissions as may be appropriate in the light of the purpose for which they are used.

(C)An amount in cash equal to the sum set forth in subparagraph (viii) of the Officers’ Certificate provided for in paragraph (A) hereof.

Section 3.  All cash deposited with the Trustee as part of any Maintenance or Improvement Deposit provided for in Section 1 of this Article VII, may, at the option of the Company, be applied to the purchase of bonds of the 3¼% Series due 1971 under the provisions of Section 2 of Article X or to the redemption of bonds of the 3¼% Series due 1971 pursuant to the provisions of Section 3 of Article X at the applicable redemption prices provided in Section 3 of Article II, or may be withdrawn by the Company at any time to reimburse the Company for the cost of a Net Amount of Available Permanent Additions (excluding, however, from any such Available Permanent Additions all Permanent Additions included in any certificate delivered to the Trustee for the purpose of obtaining a credit against any Maintenance or Improvement Deposit provided for in Section 1 of this Article to the extent that such Permanent Additions have been used for any such credit). The Trustee shall pay to or upon the written order of the Company all or any part of such cash upon the receipt by the Trustee of

(a)a Resolution, as herein defined, requesting such payment; and

(b)the documents specified in paragraphs 2, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV, with such modifications, additions and omissions as may be appropriate in the light of the purpose for which they are used.

Article VIII.
Particular Covenants of the Company.

The Company hereby covenants as follows:

Section 1.  That it will duly and punctually pay or cause to be paid the principal of, and any premium which may be due and payable on, and the interest on all the bonds outstanding hereunder, according to the terms thereof, and of the coupons thereto appertaining; and that it will not directly or indirectly extend or assent to the extension of the time for payment of any coupon or claim for interest on any bonds secured hereby, and will not directly or indirectly be a party to any arrangement therefor by purchasing or funding said coupons or claims for interest, or in any other manner.

Section 2.  That it will maintain an office or agency in the City of Philadelphia, Pennsylvania, while any bonds are outstanding hereunder, where notices, presentations and demands to or upon it in respect of this Indenture or said bonds or the coupons appertaining thereto, may be given or made; that it will maintain an office or agency for the payment of the principal of and interest on any bonds at the time outstanding in any place or places where such principal or interest shall be payable; that it will keep books for the registration and transfer of bonds at an office or agency in such place or places as are specified in said bonds, or in any indenture supplemental hereto with respect thereto, as the place or places where said bonds are registerable or transferable; that such books shall be open to inspection by the Trustee at all reasonable times; and that it will lodge from time to time with the Trustee notice of designation and of any change of any such office or agency. In the event that the Company shall at any time fail to designate and maintain an office or agency for any such purpose required to be maintained in the City of Philadelphia, Pennsylvania, the principal office of the Trustee shall be conclusively deemed to be the agency of the Company in said City for such purposes.

Section 3.  Whenever requested by the Trustee, the Company will grant, convey, assign and set over unto the Trustee the estate, right, title and interest of the Company in and to any or all property real and personal (including corporate rights and franchises) intended to be subject to the lien of this Indenture, which in any way or manner it shall acquire, and the Company will do, execute, acknowledge and deliver all and every such further acts, deeds, transfers and assurances for the better assuring, conveying and confirming unto the Trustee all and singular the estates, property and franchises hereby conveyed or intended so to be as the Trustee shall reasonably require for better accomplishing the provisions and purposes of this Indenture and for securing the payment of the principal and interest of the bonds secured hereby.

That promptly after the acquisition by the Company hereafter of any parcel of real estate or other item of property of the character described in the granting clauses hereof as subject to the lien hereof and having a cost to the Company of Five thousand Dollars ($5,000) or more, it will execute and deliver to the Trustee and cause to be recorded, registered or filed, in such manner and in such places as may be required by law in order fully to preserve and protect the security of the bondholders and all rights of the Trustee hereunder, a supplemental indenture appropriately describing and conveying to the Trustee such parcel of real estate or other item of property; and that if hereafter and prior to December 31, 1941, or any December 31 thereafter the Company shall have acquired properties of the character mortgaged or intended to be mortgaged hereby, not theretofore included in any such supplemental indenture and having an aggregate cost to the Company of Ten thousand Dollars ($10,000) or more, it will promptly after such December 31 execute and deliver to the Trustee and cause to be so recorded, registered or filed a supplemental indenture appropriately describing and conveying to the Trustee such properties; provided, however that in lieu of executing and delivering any supplemental indenture pursuant to the provisions of this paragraph, the Company may deliver to the Trustee an Opinion of Counsel that no such supplemental indenture or conveyance is required in order to preserve and protect the security of the bondholders and all rights of the Trustee hereunder in respect of any such parcel of real estate or other properties.

Whenever any agreement of lease (under which the Company is lessee) at any time in force shall contain a provision to the effect that such lease shall not be assigned without the written consent of the lessor first had and obtained, the Company shall make diligent endeavor to obtain the lessor’s consent to the assignment thereof to the Trustee in such manner that the Lessee’s interest therein shall become subject to the lien of this Indenture.

Section 4.  That it has good title to, and is lawfully seized and possessed of, the trust estate, free and clear of liens or encumbrances (except as set forth in the granting clauses hereof and except for Permitted Liens); that it has the right, power and authority to mortgage and pledge the trust estate as herein provided; and that it will warrant and defend unto the Trustee, for the benefit of the holders of the bonds, the trust estate, whether heretofore or hereafter acquired, and the lien and interest of the Trustee thereon and therein under this Indenture, against all claims and demands of any persons whomsoever, subject only, in so far as affected thereby, to the liens and encumbrances, if any, on after acquired property at the time of the acquisition thereof.

Section 5.  That it will pay all taxes and assessments lawfully levied or assessed upon the mortgaged and pledged property, or upon any part thereof, or upon any income therefrom, or upon the interest of the Trustee in the mortgaged and pledged property, when the same shall become due, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged and pledged property, and all covenants, terms and conditions upon or under which any of the mortgaged and pledged property is held; that, except as herein otherwise provided, it will not suffer any lien to be hereafter created or to exist upon the mortgaged and pledged property whether now owned or hereafter acquired, or any part thereof, or the income therefrom, prior to or on a parity with the lien of this Indenture, except (a) Permitted liens, as herein defined, and (b) any other lien, existing immediately prior to the acquisition or created simultaneously with the acquisition, upon any property acquired by the Company subsequent to December 31, 1940; provided, however, that unless there shall be delivered to the Trustee, at the time of the acquisition of such property subject to such prior lien, an Opinion of Counsel stating that, in the opinion of the signer, the Company is not liable for the payment of the indebtedness secured by such prior lien, and is not obligated to pay the interest on such indebtedness, the indebtedness secured by such prior lien shall not exceed sixty-six and two thirds per cent. (66⅔%) of the Cost, as herein defined, or the Fair Value, as herein defined, whichever shall be less, of the property so acquired subject to such prior lien. The Company further covenants and agrees that within three (3) months after the accruing of any lawful claims or demands for labor, materials, supplies or other objects, which if unpaid might by law be given precedence over this Indenture as a lien or charge upon the mortgaged or pledged property, whether now owned or hereafter acquired, or income thereof, it will pay or cause to be discharged or make adequate provision to satisfy or discharge the some; provided, however, that nothing contained in this Indenture shall require the Company to observe or conform to any requirement of any governmental authority or to cause to be paid or discharged, or make provision for, any such lien or charge, as long as the validity thereof shall be contested in good faith and if necessary by appropriate legal proceedings and provided that such security for the payment of such lien or charge shall be given as the Trustee may require, and provided further, that nothing herein contained shall prohibit the Company from acquiring or holding property subject to easements, conditions or restrictions, not materially impairing its usefulness in the business of the Company; and that, save as aforesaid, or as otherwise herein expressly provided, it will not suffer any matter or thing whereby the lien hereof might or could be impaired.

Section 6.  Whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will, in the manner provided in Section 20 of Article XIII hereof, appoint a Trustee.

Section 7.  That it will at all times maintain and preserve the mortgaged property and every part thereof in thorough repair, working order and condition, and supplied with all necessary machinery and equipment and that it will from time to time make all needful and proper repairs, renewals, replacements, substitutions and alterations, so that the efficiency of the mortgaged property and every part thereof shall at no time become or be impaired, and so that the business may at all times be conducted in a good and businesslike manner; and that subject to the provisions of Article XII, it will at all times maintain its corporate existence and right to carry on business and duly procure all renewals and extensions thereof, and, subject to the provisions hereof, will diligently maintain, preserve and renew or obtain all rights, powers, privileges and franchises now or hereafter necessary or desirable for the proper conduct of its business.

Section 8.  That it will cause the property subject to the lien of this Indenture to be insured and kept insured in good and solvent companies against loss or damage by fire or other casualty to the extent that such property is usually insured by companies similarly situated and operating like properties, any loss (except as to property specifically excepted from the lien hereof and except as to any particular loss not exceeding $10,000 in amount) to be made payable to the Trustee as its interest may appear; or that it will, in lieu of or supplementing such insurance in whole or in part, establish and maintain an adequate insurance reserve fund in an amount customary in the practice of other companies similarly situated and maintaining similar funds, to consist of deposited cash and investments to be specifically set apart and maintained out of the Company’s earnings or surplus and to be invested, reinvested, held and applied only for making good losses by fire or other casualty to the extent that such losses are insured by means of such fund. Before such fund shall be deemed to be a substitute for an equivalent amount of insurance in good and solvent companies, the Company shall furnish to the Trustee an Engineer’s Certificate stating that the fund so establish is adequate and in an amount customary in the practice of other companies similarly situated and maintaining similar funds, for the amount of insurance for which the same is to be substituted. The amount chargeable against such insurance reserve fund upon the happening of any loss shall be paid over at once to the Trustee in cash.

In case of any loss covered by any policy of insurance, any appraisement or adjustment of such loss which may be agreed upon between the Company and any insuring company shall be accepted by the Trustee and the Trustee shall in no way be liable for the adjustment of such loss or for the collection of any insurance monies.

That it will furnish to the Trustee on or before March 1 in each year a statement of the President or a Vice President of the Company as to the amount and character of the insurance in force listing the companies issuing policies of insurance on the said property, setting forth the character and amount of each policy, and in case an insurance reserve fund has been established, setting forth the amount of insurance for which the same is substituted, and the amount of such fund with a detailed statement of the cash on deposit and investments held therein; and all resolutions authorizing the establishment and maintenance of such insurance reserve fund shall be furnished the Trustee. The Trustee shall be under no duty with reference to such statements other than to retain the same in its file for inspection only by bondholders or their duly authorized representatives.

That it will furnish upon request of the Trustee from time to time an “Engineer’s Certificate” stating that he has examined the property of the Company of the character usually insured as aforesaid, and stating what, in his opinion, would be a usual amount of insurance thereon, and whether any insurance reserve fund established as above permitted is adequate, and in an amount customary in the practice of other companies similarly situated and maintaining similar funds, for the amount of insurance for which the same is substituted. The Trustee shall be under no duty to demand any such certificate except upon the request in writing of the holders of at least twenty-five per cent. (25%) in principal amount of the outstanding bonds.

The Company further covenants and agrees that all insurance moneys received by the Company on account of any loss not exceeding Ten Thousand Dollars ($10,000) in amount, and not required to be paid to the Trustee, shall be applied forthwith to the rebuilding, renewal or replacement of the property destroyed or damaged or for other Permanent Additions.

Section 9.  That it will cause this Indenture and all indentures and instruments supplemental hereto to be kept recorded, registered and filed in such manner and to such extent as may be required or permitted by law and in such places as may be required by law in order fully to preserve and protect the security of the bondholders and all rights of the Trustee hereunder; and that it will furnish to the Trustee (a) promptly after the execution and delivery of this Indenture and of each indenture supplemental hereto, an Opinion of Counsel stating either that in the opinion of the signer this Indenture and all indentures supplemental hereto have been properly recorded, registered and filed so as to make effective the lien to be created thereby, and reciting the details of such action, or stating that in the opinion of the signer no such action is necessary to make such lien effective; and (b) on or before March 1 in each year after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of the signer such action has been taken with respect to the recording, registration, filing, re-recording, re-registration and re-filing of this Indenture and of each indenture supplemental hereto as is necessary to maintain the lien thereof, and reciting the details of such action or stating that in the opinion of the signer no such action is necessary to maintain such lien.

Section 10.  That if it shall fail to perform any of the covenants contained in Sections 7, 8, and 9 of this Article, the Trustee may make advances to perform the same in its behalf, and all sums so advanced shall be at once repayable by the Company and shall bear interest at the legal rate of interest then in effect in the Commonwealth of Pennsylvania from the date of advance until paid, and shall have a lien upon the trust estate prior to the lien of the indebtedness evidenced by the bonds and coupons and claims for interest secured hereby; but no such advance shall relieve the Company of any default hereunder.

The Trustee shall not be required to make any such advances except upon the written request of holders of not less than twenty-five per cent. (25%) in principal amount of the bonds then outstanding hereunder, and upon being furnished with the necessary funds for that purpose.

Section 11.  That it will furnish or cause to be furnished to the Trustee between August 15 and September 15 in each year, beginning with the year 1941, and between February 15 and March 15 in each year, beginning with the year 1942, and at such other times as the Trustee may request in writing, a statement in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its paying agents as to the names and addresses of the holders of bonds as of the date of the statement. Each such statement shall be dated as of a date not earlier than the tenth day next preceding the month during which said statement is furnished, and need not include information received after such date.

Section 12.  That it will, within one hundred twenty (120) days after the end of each calendar year beginning with the year 1941, deliver to the Trustee an annual report, containing a balance sheet of the Company and each of its subsidiaries as at the end of such calendar year and a detailed statement of the earnings the expenses of the Company and each of its subsidiaries for and during the period of such calendar year, certified by an independent public accountant, a copy of the Company’s report to the Pennsylvania Public Utility Commission for such calendar year, an Officers’ Certificate showing compliance with the provisions of Section 5 of this Article, and an Officers’ Certificate stating that the Company is not in default under any of the provisions of this Indenture, or if in default, specifying the nature thereof.

Section 13.  That it will duly and punctually perform all the conditions and obligations on it imposed by the terms of any mortgage or trust indenture existing immediately prior to the time of acquisition, or created simultaneously with such acquisition, upon property acquired subsequent to December 31, 1940, and will duly and punctually pay the principal of and interest on all bonds or other obligations secured by any such mortgage or trust indenture within the period of grace, if any, specified therein, to such an extent as shall be necessary to keep the security afforded by this Indenture substantially unimpaired and that it will not permit any default under any such mortgage or trust indenture to occur and continue for the period of grace, if any, specified therein, if thereby the security afforded by this Indenture be materially impaired or endangered.

Upon the release, satisfaction, or discharge of any such prior mortgage or trust indenture, all moneys or obligations or other personal property then held by the trustee under such mortgage or trust indenture so released, satisfied or discharged, which shall have been derived from any insurance upon, or shall be the proceeds of the release of any property from the lien of this Indenture, and to which the Company is entitled, shall forthwith be delivered to the Trustee under this Indenture and shall be held and disposed of by the Trustee in the manner provided in Article X hereof with reference to moneys, obligations or other personal property received in consideration for property released under the provisions of Section 4 of Article IX hereof.

Section 14.  That the tangible personal property described or referred to in the granting clauses hereof and hereby or hereafter conveyed or intended so to be, shall be real estate for all the purposes of this Indenture, and shall be held and taken to be fixtures and appurtenances of the mortgaged plants and systems and as a part thereof, and is to be used and sold therewith and not separate therefrom, except as herein otherwise provided.

Section 15.  That in case it shall hereafter create any mortgage upon the property subject to the lien of this Indenture or any part thereof, such mortgage shall be expressly subject to the prior lien of this Indenture, with respect to the property then subject or thereafter to become subject to the lien of this Indenture, in accordance with the terms hereof, for the security of all bonds then issued or thereafter to be issued hereunder.

Section 16.  That it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture.

Section 17.  That it will in the calendar year ending December 31, 1941, and in each calendar year thereafter, as long as any of the bonds of the 3¼% Series due 1971 are outstanding,

expend for maintenance of its properties and credit to a reserve for depreciation or retirements, an amount or amounts aggregating not less than nine per cent. (9%) of the Gross Operating Revenues of the Company, as herein defined; provided, however, that nothing contained in this Section shall be deemed to require the Company to expend or reserve any amount for such purposes in violation of any applicable law, regulation or order of any governmental authority having jurisdiction in the premises.

Section 18.  (A) That if a paying agent other than the Trustee shall be appointed, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of subdivision (C) of this Section, (1) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest or premium, if any, on bonds issued hereunder; and (2) that such paying agent shall give the Trustee notice of any default by the Company in the making of any such payment.

(B)That if the Company acts as its own paying agent, it will, on or before each due date of each installment of principal of, or interest or premium on, the bonds, set aside and segregate and hold in trust for the benefit of the bondholders or the Trustee a sum sufficient to pay such principal or interest or premium so becoming due on the bonds, and will notify the Trustee of such action, and of any failure to take such action.

(C)Anything in this Section to the contrary notwithstanding, the Company may at any time for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust as required by this Section, subject to the provisions and limitations in this Indenture contained.

(D)Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 4 of Article XIX hereof.

Article IX.
Possession, Use and Release of Mortgaged Property.

Section 1.  Unless an event of default of the character described in Section 1 of Article XI hereof has occurred, and has not been rescinded and annulled as therein provided, or otherwise cured or made good to the satisfaction of the Trustee, the Company shall be suffered and permitted to possess, use and enjoy the mortgaged property (except money and securities which are expressly required to be deposited with the Trustee) and to collect, receive, take, use and enjoy all income, revenues, tolls, rents, issues and profits therefrom, with unrestricted power, in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or of the bondholders, to use and consume supplies, materials and stores, and, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under contracts, accounts, notes receivable and choses in action embraced in the mortgaged property.

Section 2.  Unless an event of default of the character described in Section 1 of Article XI hereof has occurred, and has not been rescinded and annulled as therein provided, or otherwise cured or made good to the satisfaction of the Trustee, the Company may at any time and from time to time without the Trustee’s release or consent or accountability to the Trustee for any consideration received,

(1)sell or dispose of, free from the lien of this indenture, (a) any machinery, apparatus, fixtures, appliances, tools, equipment, implements and moveable property which may have become worn or damaged or otherwise unsuitable for its purposes, provided that there be substituted therefor, subject to the lien and provisions of this Indenture, and free and clear of all prior liens other property at least equal in value to the property disposed of; and (b) any materials, supplies, stores, by-products and residual products and any merchandise, equipment and apparatus acquired for the purpose of resale, in the ordinary course of business:

(2)cancel, abandon, release, make changes or alterations in or substitutions of any and all rights of way, water rights, riparian rights, easements, leases or contracts, provided that such cancellation, abandonment, release, changes, alterations or substitutions are, in the opinion of the Board of Directors of the Company, in the interest of the Company and will not impair the security of the bonds outstanding hereunder and provided that any modified, altered or substituted rights of way, water rights, riparian rights, easements, leases or contracts shall forthwith become bound by and be subject to the lien and provisions of this Indenture to the same extent and in the same manner as those previously existing; and

(3)surrender or assent to or procure any substitution or modification, amendment, alteration or extension of any franchise, consent, ordinance, license, right, power or privilege, on such terms as the Board of Directors of the Company may deem advisable, provided that any such amended, altered, modified, extended or substituted franchise, consent, ordinance, license, right, power or privilege shall be subject to the lien and provisions of this Indenture, and free and clear of all prior liens except Permitted Liens.

Section 3.  Unless an event of default of the character specified in Section 1 of Article XI has occurred and has not been rescinded and annulled as therein provided or otherwise cured or made good to the satisfaction of the Trustee, the Company may, in any calendar year, sell, exchange or otherwise dispose of any of its property (in addition to the property referred to in any other Section of this Article VIII) of an aggregate value not exceeding fifteen thousand dollars ($15,000) at any time subject to the lien hereof, except cash or securities required by some other provision hereof, to be deposited with the Trustee hereunder and except franchises, licenses or permits, and the Trustee shall release the same from the lien hereof upon receipt by it of:

(a)A written request for such release signed by the President or a Vice President; (b) An Engineer’s Certificate stating

(1)the Fair Value of the property, the release of which is requested, and that such release is desirable in the conduct of the business of the Company;

(2)that the Company has sold or exchanged, or otherwise disposed of, or has contracted to sell or exchange or otherwise dispose of, the property so to be released for a consideration representing, in the opinion of the signers, its Fair Value, and stating the nature of such consideration;

(3)that the Fair Value of the property so to be released, together with the Fair Value of all property theretofore released by the Trustee pursuant to the provisions of this Section during the calendar year in which the request for such release is made, does not exceed fifteen thousand dollars ($15,000);

(4)the aggregate principal amount of all bonds outstanding hereunder at the time of such request; and

(5)that, to the best of the knowledge and belief of the signers, no default exists on the part of the Company in the performance of any of the terms or covenants of this Indenture:

provided, however, that if the Fair Value of the property, the release of which is so requested pursuant to the provisions of this Section, shall be equal to or greater than one per cent. (1%) of the aggregate principal amount of bonds outstanding hereunder at the date of the request for such release, the Trustee shall release such property only upon compliance with the provisions of Section 4.

Any money or other consideration received by the Company as consideration for the property, the release of which is requested, shall be delivered to the Trustee pursuant to the provisions of this Article.

Section 4.  Unless an event of default of the character specified in Section 1 of Article XI of this Indenture has occurred and has not been rescinded and annulled as therein provided or otherwise cured or made good to the satisfaction of the Trustee, the Company may sell, exchange or otherwise dispose of any other of the mortgaged and pledged property, and the Trustee shall release the same from the lien hereof upon the application and delivery to the Trustee of:

(1)A Resolution, as herein defined, requesting such release;

(2)An Engineer’s Certificate, as herein defined, made and dated not more than ninety (90) days prior to the delivery to the Trustee of the application for such release:

(a)Stating that, in the opinion of the signers, such release is desirable in the conduct of the business of the Company, and that the security hereby afforded, taking into consideration the amount of cash, if any, required to be deposited with the Trustee as hereinafter in this Section provided, will not be impaired by such release;

(b)Containing a brief description of the property or securities, the release of which is requested, and stating (i) the Fair Value thereof determined as of the date of the Certificate; and (ii) the Fair Value of all other property released since the commencement of the current calendar year as set forth in certificates previously delivered to the Trustee; (iii) the aggregate of the amounts stated pursuant to clauses (i) and (ii) above; and (iv) the aggregate principal amount of bonds issued under this Indenture outstanding at the date of the certificate;

(c)Stating that the Company has sold or exchanged, or contracted to sell or exchange, the property so to be released, for a consideration described in reasonable detail in the certificate, which consideration, in case all or substantially all of the property of the Company at the time subject to the lien of this Indenture as a first mortgage lien thereon is to be released, shall consist solely of cash, but in any other case may consist, in whole or in part, of one or more of the following: (i) cash, (ii) obligations secured by purchase money first mortgage upon the property so to be released not exceeding in principal amount Sixty-six and two-thirds per cent. (66⅔%) of the Fair Value, as stated in the certificate, of such property, and (iii) any other property, provided that if the property to be released is of a character which would be included in the definition of Permanent Additions contained in Section 7 of Article I of this Indenture (without the restriction as to date of acquisition, construction or erection), then such property to be received in exchange therefor shall consist of Permanent Additions, as herein defined; and provided further that, in no case shall the consideration for property released consist of obligations secured by purchase money mortgage on such property if the aggregate principal amount of such obligations, together with unpaid balances of all other obligations secured by purchase money mortgage received in connection with previous releases of property and remaining in the possession of the Trustee, is equal to or exceeds five per cent. (5%) of the aggregate principal amount of all bonds issued under this Indenture at the time outstanding, as stated in the certificate;

(d)Stating (i) the Fair Value of obligations secured by purchase money mortgage, if any, constituting any part of the consideration received or to be received for the property released, determined as of the date of the certificate, and (ii) the aggregate Fair Value of all such obligations made the basis for the release of property subject to the lien of this Indenture since the commencement of the current calendar year as set forth in certificates previously delivered to the Trustee, and (iii) the aggregate of the amounts stated pursuant to clauses (i) and (ii) above;

(e)Stating the Fair Value, determined as of the date of the certificate, of the property, if any, (other than obligations secured by purchase money mortgage on the property released) constituting any part of the consideration received or to be received for the property, the release of which is requested, and whether any of such property consists of property which prior to the date of acquisition thereof by the Company was used or operated by any person or persons other than the Company and, if any such property is stated to have been so used or operated, (i) briefly describing such property and (ii) stating the Fair Value of such property, determined as of the date of the certificate;

(3)In case the aggregate Fair Value of property as stated in the Engineer’s Certificate pursuant to the requirements of clause (iii) of subparagraph (b) of paragraph 2 of this Section is equal to or exceeds ten per cent. (10%) of the aggregate principal amount of all bonds issued under this Indenture at the time outstanding, as stated in the Engineer’s Certificate, then an Independent Engineer’s Certificate stating the Fair Value of the property and securities the release of which is requested, determined as of a date not more than ninety (90) days prior to the delivery to the Trustee of the application for such release; provided that such Independent Engineer’s Certificate shall not be required if the Fair Value of the property, the release or which is requested, as stated in the Engineer’s Certificate pursuant to the requirements of clause (i) of subparagraph (b) of paragraph 2 of this Section, is less than the greater of (i) $25,000 or (ii) one per cent. (1%) of such aggregate principal amount of bonds.

(4)In case the Fair Value of any property constituting any part of the consideration received or to be received for property released which prior to its acquisition was used or operated by a person or persons other than the Company, as stated in the Engineer’s Certificate pursuant to the requirements of clause (ii) of subparagraph (e) of paragraph 2 of this Section, is equal to or exceeds the greater of (i) $25,000 or (ii) one per cent. (1%) of the aggregate principal amount of bonds issued under this Indenture at the time outstanding, as stated in the Engineer’s Certificate, then an Independent Engineer’s Certificate stating the Fair Value of such property, determined as of a date not more than ninety (90) days prior to the delivery to the Trustee of the application for such release;

(5)Any money or obligations or other personal property capable of manual delivery not otherwise subjected to the lien of this Indenture stated in the Engineer’s Certificate provided for in Paragraph 2 of this Section, to be the consideration for the property, the release of which is requested; provided that in case such money or obligations or other personal property are received in consideration of released property, which property has been purchased, constructed, or otherwise acquired by the Company subsequent to December 31, 1940, and does not consist of Permanent Additions and which property is released from the lien of any mortgage or trust indenture prior to the lien hereof, then such money, obligations or other personal property may be delivered to or deposited with the Trustee of such prior mortgage or trust indenture;

(6)An Opinion of Counsel, as herein defined, to the effect that (a) any obligations included in the consideration for the property, the release of which is requested are, in his or their opinion, valid obligations, (b) that any purchase money mortgage securing the same is a first lien upon the property to be released subject only to Permitted Liens, (c) that such purchase money mortgage does not by its terms provide for or permit to be issued thereunder or secured thereby any obligations other than the obligations included in the consideration for such release, (d) stating also, in case the Trustee is requested to release any franchise, that such release will not impair the right of the Company to operate any of its remaining properties and (e) that all conditions precedent to the release of such property have been complied with.

(7)In case the property, the release of which is requested is of a character which would be included in the definition of Permanent Additions contained in Section 7 of Article I of this Indenture (without the restriction as to date of acquisition, construction or erection) and the consideration for such property to be released consists of Permanent Additions, the Engineer’s Certificate required by paragraph 2 of this Section shall also (a) describe such Permanent Additions in such manner and detail so as to show conformity thereof with the definition of Permanent Additions set forth in Section 7 of Article I of this Indenture and (b) state that the signers either personally or through one or more competent assistants have examined the Permanent Additions so described, that such Permanent Additions are, or, upon the vesting of title thereto in the Company, will be, Permanent Additions as defined herein and that they are desirable for use and are in use or are intended for use in the conduct of the business of the Company as a water company; and there shall also be delivered to the Trustee documents conforming to the requirements of paragraphs 5 and 6 of subdivision (B) of Section 3 of Article IV of this Indenture, with such variations or omissions from or insertions in the Opinion of Counsel required by paragraph 5 of said subdivision (B) of Section 3 of said Article IV, as may be appropriate in the light of the purpose for which it is used, and

(8)An Officers’ Certificate stating that all conditions precedent to the release of such property have been complied with.

In the event that the Fair Value of the property including obligations secured by purchase money mortgage, the release of which is requested, shall exceed the amount of cash plus the Fair Value of other property including obligations secured by purchase money mortgage, received as consideration therefor as shown by the certificates hereinabove in this Section provided for, the difference shall be deposited with the Trustee in cash and held or disposed of by the Trustee in the same manner as other moneys or cash received by the Trustee in connection with the release of property under the provisions of this Section.

Section 5.  Any new property acquired by exchange or purchase to take the place of any property released or otherwise disposed of under any provision of this Article shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture as a part of the mortgaged property; but the Company covenants that if so requested by the Trustee it will convey the same, or cause the same to be conveyed, to the Trustee by appropriate instruments of conveyance upon the trusts and for the purposes of this Indenture.

Section 6.  In the event that any governmental body or governmental agency shall at any time acquire all or any part of the property of the Company which is subject to the lien of this Indenture, by the exercise of the power of eminent domain or in the exercise of any right reserved to purchase the same, the Trustee shall release the property so taken or purchased, upon being furnished with an Opinion of Counsel, as herein defined, to the effect that such property has been taken by exercise of the power of eminent domain or in the exercise of any right reserved to purchase such property. The award or consideration received for such property shall be deposited with the Trustee; provided that in case any of the mortgaged and pledged property so taken or purchased consists of property which has been purchased, constructed or otherwise acquired by the Company subsequent to December 31, 1940, and does not consist of Permanent Additions and is released from the lien of any mortgage or trust indenture prior to the lien hereof, other than Permitted Liens, then the award or consideration for such property may be delivered to or deposited with the Trustee of such prior mortgage or trust indenture, and in that event there shall be delivered to the Trustee the certificate of the Trustee of such prior mortgage or trust indenture to the effect that it has received such award or consideration, or a part thereof, as the case may be, and has been irrevocably authorized by the Company to pay over to the Trustee any balance of such award or consideration remaining after the discharge of such prior mortgage or trust indenture.

Section 7.  In case the mortgaged property shall be in the possession of a receiver, lawfully appointed in any action or judicial proceeding for the foreclosure hereof or for the enforcement of the rights of the Trustee or of the bondholders under this Indenture, the powers hereinbefore conferred upon the Company with respect to the sale or other disposition of the mortgaged and pledged property may be exercised by such receiver, and any request, certificate or appointment made or assigned by such receiver for such purpose shall be as effective as if made by the Company or its Board of Directors or any of its officers in the manner here provided; and if the Trustee shall be in possession of the mortgaged property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion. The powers conferred by this Section upon a receiver or any trustee may be exercised by such receiver or trustee notwithstanding that any one or more of the events of defaults specified in Section 1 of Article XI hereof shall have happened and be continuing.

Section 8.  No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights sold, granted, exchanged or otherwise disposed of by the Company and released by the Trustee, if such release is required by the provisions hereof, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange or other disposition, or to see to the application of the purchase money.

Section 9.  All moneys deposited with or received by the Trustee pursuant to the provisions of any Section of this Article or in payment of or in exchange for any of the obligations deposited with or received by the Trustee pursuant to the provisions of Section 4 hereof (except, however, interest on said obligations), shall be held by the Trustee as part of the mortgaged and pledged property until withdrawn or paid out as provided in Article X of this Indenture, subject to the following limitations so long as any bonds of the 3¼% Series due 1971 shall remain outstanding:

(a)In the event that all or substantially all of the property of the Company subject to the lien of this Indenture shall be taken under the power of eminent domain or acquired by any governmental body in the exercise of a right reserved to purchase the same, or sold and released from the lien hereof, the award or consideration therefor, which shall consist solely of cash, shall within six months be used for the redemption of bonds at the applicable redemption prices (which in the case of bonds of the 3¼% Series due 1971 shall be the applicable redemption prices specified in Article II hereof);

(b)Upon any specific release of property where the total consideration is in excess of $1,000,000, such part of the consideration which shall be in excess of $1,000,000 shall to the extent of any cash constituting part of such consideration, be applied within six months to the purchase of bonds of the 3¼% Series due 1971 pursuant to Section 2 of Article X hereof, or to the redemption of bonds of the 3¼% Series due 1971 pursuant to Section 3 of Article X hereof at the applicable redemption prices specified in Section 3 of Article II hereof;

(c)All cash constituting part of the consideration received on the release of property and held by the Trustee for four years shall be applied to the purchase of bonds of the 3¼% Series due 1971 pursuant to Section 2 of Article X hereof, or to the redemption of bonds of the 3¼% Series due 1971 pursuant to Section 3 of Article X hereof at the applicable redemption prices specified in Section 3 of Article II hereof;

Provided however, that nothing contained in this Section shall be deemed to require the Company or the Trustee to apply any of such moneys to the purchase or redemption of Bonds unless the amount of moneys in the hands of the Trustee directed by any provision of this Section to be so applied shall equal or exceed the sum of $50,000.

Article X.
Concerning the Application of Moneys Received by the Trustee.

Section 1.  (A) Unless an event of default of the character specified in Section 1 of Article XI has occurred and has not been rescinded and annulled as therein provided or been otherwise cured or made good to the satisfaction of the Trustee, any moneys received by the Trustee (a) on account of the principal of any obligations received by the Trustee under the provisions of Section 4 of Article IX of this Indenture, or (b) subject to the limitations prescribed in Sections 6 and 9 of Article IX, as proceeds of released property or of property taken by the power of eminent domain, or (c) as proceeds of any insurance against loss or damage by fire, or (d) upon the satisfaction, discharge or other release of any mortgage or other lien prior to the lien of this Indenture, shall be held by the Trustee as part of the mortgaged and pledged property and shall be paid out by the Trustee to or upon the written order of the Company from time to time:

(1)To reimburse the Company for expenditures made for the replacement, restoration or repair of property destroyed or damaged by fire (to the extent that insurance moneys arising from such loss or damage are in the hands of the Trustee), upon receipt by the Trustee of (a) an Officers’ Certificate describing in reasonable detail such replacement, restoration or repair and stating the amount expended therefor and that such amount is, in the opinion of the signers, reasonable, and stating that all conditions precedent to the withdrawal of such moneys have been complied with, and (b) an Opinion of Counsel conforming to the requirements of paragraph 5 of subdivision (B) of Section 3 of Article IV with respect to such property as replaced, restored or repaired with such additions, omissions and modifications as may be appropriate in the light of the purposes for which it is used; or

(2)In an amount equal to the Cost or Fair Value, whichever shall be less, of Available Permanent Additions, upon receipt by the Trustee of the instruments and opinions specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV with such additions, omissions and modifications as may be appropriate in the light of the purposes for which they are used.

(B)Notwithstanding the fact that an event of default of the character specified in Section 1 of Article XI hereof has occurred, in case the mortgaged and pledged property or any part thereof shall be in the possession of a receiver of the Company or of the mortgaged and pledged property or if a trustee in bankruptcy or in reorganization proceedings (including reorganization proceedings under any Federal bankruptcy law or similar statutory provisions), lawfully appointed, or of an assignee for the benefit of creditors, the powers conferred upon the Company in and by this Section may, with the consent of the Trustee, be exercised by such receiver, trustee or assignee with respect to such part of the mortgaged or pledged property as may then be in his or its possession, and, if the Trustee shall be in possession of the mortgaged and pledged property or any part thereof under any provision of this Indenture, then the powers conferred upon this Company in and by this Section may be exercised by the Trustee in its discretion with respect to such part of the mortgaged and pledged property as may then be in its possession. Any certificate required by the provisions of this Section to be signed by any officer of the Company may be signed by such receiver, trustee, or assignee instead of such officer.

Notwithstanding the fact that an event of default of the character specified in Section 1 of Article XI hereof has occurred, the Company, as long as it shall be in possession of the mortgaged and pledged property, may, with the consent of the Trustee, exercise the powers conferred upon it in and by this Section.

Section 2.  Unless an event of default of the charactor specified in Section 1 of Article XI of this Indenture has occurred and has not been rescinded and annulled as therein provided or been otherwise cured or made good to the satisfaction of the Trustee, any moneys constituting all or any part of the moneys received by the Trustee as specified in Section 1 of this Article and not theretofore paid over or requested to be paid over to the Company pursuant to the provisions of Section 1 of this Article, and all or any part of any moneys deposited with the Trustee under the provisions of Section 5 of Article IV, Section 2 of Article VI, or Section 3 of Article VII, or Section 9 of Article IX, and not theretofore applied as therein authorized, shall, upon the request of the Company, expressed by a Resolution, as herein defined, be applied by the Trustee to the purchase of bonds outstanding hereunder of such series (one or more) as the Company (subject to the limitations contained in Section 2 of Article VI, Section 3 of Article VII, and Section 9 of Article IX) may designate at a price not exceeding the maximum price specified by the Company in its request to the Trustee, which maximum price shall not exceed the highest current redemption price of such bonds as shall be by their terms redeemable before maturity, and no more than the principal amount of bonds not so redeemable, or, if the Company shall not have specified any such maximum price, at a price not in excess of such redemption price of such bonds as shall be by their terms redeemable before maturity, and not exceeding the principal amount of bonds not so redeemable.

Before making any purchase of bonds of any series pursuant to the provisions of this Section, the Trustee shall, by notice published once in each of two (2) successive calendar weeks in one authorized newspaper in the City of Philadelphia, Pennsylvania, advertise for written proposals to sell to it on or before a specified date bonds outstanding hereunder of the series (one or more) designated by the Company; and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the lowest price or prices asked therefor, subject to the limitations as to the price to be paid hereinabove in this Section set forth, and reasonable notice shall be given by the Trustee to the owner or owners of the bonds whose proposals may be accepted. If all bonds of the series (one or more), offers of which are invited, are registered bonds, including coupon bonds registered as to principal, no publication by notice of invitation of offers shall be necessary and notice given by mail to the owners of such bonds at their last addresses appearing on the registry books shall be sufficient.

Upon the request by Resolution hereinabove in this Section provided for, the Trustee may also, in its discretion, and upon request of the Company so to do, shall, invite offers of bonds for sale to the Trustee in any other usual manner.

Should there be two or more proposals at the same price aggregating more than the amount which the Trustee has available for the purchase of bonds, after having accepted all proposals at lower prices, the Trustee shall, in accepting proposals, give preference to such proposals as are subject to acceptance of a portion thereof as against proposals not subject to such acceptance, and shall as between proposals subject to acceptance of a portion thereof accept the same pro rata as nearly as may be to avoid the purchase of fractions of bonds, and shall as between proposals not subject to such acceptance, select by lot, according to such method as to the Trustee shall deem proper in its discretion, the proposals to be accepted. The Trustee shall have the right to reject any or all proposals in whole or in part if it can at the time of opening said proposals purchase the requisite amount of such bonds or any part thereof at a lower price than it could by accepting said proposals. All offers by holders of bonds shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all notices inviting written proposals shall so state. Upon the purchase of or upon the election (as provided in this Section) of the Trustee to purchase any bond, as hereinabove provided, the Trustee shall notify the Company in writing thereof, specifying the principal amount of the bonds purchased or to be purchased and the amount of the accrued interest, if any, thereon paid or to be paid by the Trustee on such purchase and the aggregate purchase price of such bonds, and the Company covenants that it will, from time to time, upon receipt by it of any such notice, immediately pay to the Trustee, as an additional payment to the Trustee, an amount in cash equal to such accrued interest on the bonds so purchased, or to be purchased, and the cost of all advertising and publishing.

Section 3.  All or any part of any moneys received by the Trustee as specified in Section 1 of this Article and not theretofore paid out or requested to be paid out by the Trustee pursuant to Section 1 of this Article, and all or any part of any moneys deposited with the Trustee under the provisions of Section 5 of Article IV, Section 2 of Article VI, or Section 3 of Article VII, or Section 9 of Article IX, and not theretofore applied or requested to be applied as therein authorized shall,

(a)at any time, upon the request of the Company expressed by a Resolution, as herein defined, be applied by the Trustee to the redemption of bonds issued hereunder,

which are by their terms redeemable before maturity, of such series (one or more) as may (subject to the limitations contained in Section 2 of Article VI, Section 3 of Article VII and Section 9 of Article IX) be designated by the Company, in the manner and as provided for the redemption of bonds in Article V hereof, and in the event of each such redemption the Trustee shall notify the Company in writing forthwith of the bonds selected for redemption, specifying the amount of accrued interest payable in respect of the bonds to be redeemed upon such redemption, and the Company covenants that it will give or cause to be given the notice required in respect of the redemption of such bonds and will, at least three (3) days prior to the date fixed for such redemption, deposit with the Trustee an additional amount of cash equal to such accrued interest, and the cost of all advertising and publishing; or

(b)at any time upon the order of the Company be invested by the Trustee in securities of the United States of America having a maturity of not more than five years from the date of such investment. Any investment so made shall be sold by the Trustee upon the order of the Company and the Company covenants that in the event of any loss sustained on any sale of such securities it will pay to the Trustee an amount in cash equal to the amount of such loss. Unless an event of default of the character specified in Section 1 of Article XI has occurred and has not been rescinded and annulled as therein provided, or been otherwise cured or made good to the satisfaction of the Trustee, the Trustee shall pay over to the Company any interest received on such securities.

Section 4.  All bonds issued hereunder which shall be purchased or otherwise acquired by or delivered to the Trustee pursuant to the provisions of this Article X shall forthwith be cancelled and, upon the written request of the Company, delivered to the Company.

Section 5.  If the mortgaged property shall be sold, either under the power of sale herein provided in Article XI hereof, or under decree of court in proceedings for the foreclosure of this Indenture, then any moneys remaining in the hands of the Trustee to be applied pursuant to the provisions of this Article X shall be added to and dealt with as if such moneys were part of the proceeds of such sale.

Article XI.
Remedies of Trustee and Bondholders Upon Default.

Section 1.  In case one or more of the following events, herein called events of default, shall happen, that is to say:

(a)default in the payment of the principal of and any premium which may be due and payable on any bond hereby secured when the same shall have become due and payable, whether at maturity as therein expressed or by declaration, or otherwise; or

(b)default continued for sixty (60) days in any Sinking or Improvement Fund or Maintenance or Improvement Deposit requirement hereunder or under any indenture supplemental hereto or for sixty (60) days in the payment of any interest on any bond secured hereby; or

(c)default continued for sixty (60) days after notice to the Company from the Trustee in the performance of any other covenant or agreement on the part of the Company herein or in any indenture supplemental hereto contained;

(d)By decree of a court of competent jurisdiction the Company shall be adjudicated a bankrupt, or an order shall be made approving a petition seeking reorganization or readjustment of the Company under the federal bankruptcy laws or other law or statute of the United States of America or of the Commonwealth of Pennsylvania, or, by order of such a court, a trustee or trustees, or a receiver or receivers, shall be appointed of all or substantially all of the property of the Company or of all or any part of the property of the Company subject to the lien hereof, and any such decree or order shall have continued unstayed, on appeal or otherwise, and in effect for a period of sixty (60) days; or

(e)The Company shall file a petition in voluntary bankruptcy or shall make an assignment for the benefit of creditors or shall consent to the appointment of a receiver or trustee of all or any part of its property, or shall file a petition or answer seeking reorganization or readjustment under the federal bankruptcy laws or other law or statute of the United States of America or of the Commonwealth of Pennsylvania, or shall file a petition to take advantage of any debtors’ act;

either the Trustee or the holders or registered owners of twenty-five per cent. (25%) or more in principal amount of (1) the bonds then outstanding hereunder or (2) the bonds then outstanding hereunder primarily affected by the default, may declare the principal of all bonds hereby secured then outstanding, and the interest accrued thereon, immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. Any such declaration by the Trustee may be made by notice in writing delivered by the Trustee to the Company, and any such declaration by the holders or registered owners of twenty-five per cent. (25%) or more in principal amount of (1) the bonds then outstanding hereunder or (2) the bonds then outstanding hereunder primarily affected by the default, may be made by notice in writing signed by such holders or registered owners of bonds and delivered to the Company and to the Trustee. The right to make any such declaration as aforesaid is subject, however, to the right of the holders or registered owners of a majority in principal amount of the bonds then outstanding hereunder by written notice to the Company and to this Trustee, to rescind and annul such declaration and destroy its effect at any time before any sale hereunder, if before any such sale all agreements with respect to which default shall have been made shall be fully performed, and all arrears of interest upon all bonds outstanding hereunder (with interest on overdue installments of interest at the legal rate of interest then in effect in the Commonwealth of Pennsylvania) and reasonable expenses and charges of the Trustee, its agents and attorneys, and all other indebtedness secured hereby, except the principal of any bonds not then due by their terms, and interest accrued on such bonds since the last interest day, shall be paid, or the amount thereof shall be paid to the Trustee, for the benefit of those entitled thereto; but no such rescission or annulment and no waiver of default hereunder shall extend to or affect any subsequent default or impair any rights subsequently accruing thereon.

Section 2.  Upon the occurrence of an event of default as defined in Section 1 of this Article, the Trustee may by its attorneys or agents enter into and upon all and singular the mortgaged property; and may exclude the Company, its agents and servants, wholly therefrom; and having and holding the same may use, operate, manage and control said property, and conduct the business, either personally or by its superintendents, managers, receivers, agents and servants or attorneys, to the best advantage of the holders of the bonds hereby secured, and upon every such entry, the Trustee, at the expense of the trust estate, from time to time, either by purchase, repairs or construction, may maintain and restore, and insure, or keep insured the mortgaged property, whereof it shall become possessed as aforesaid, in the manner and to the same extent as is usual with similar businesses, and, likewise, from time to time, at the expense of the trust estate, may make all necessary or proper repairs, renewals and replacements and useful alterations, additions, extensions, betterments and improvements thereto and thereon, as to it may seem judicious. In every such case, the Trustee shall have the right to manage the mortgaged property and to carry on the business and exercise all rights and powers of the Company either in the name of the Company or otherwise, as the Trustee shall deem best; and it shall be entitled to collect and receive all tolls, earnings, income, rents, issues and profits of the same and every part thereof; and after deducting the expenses of operating said mortgaged property and of conducting the business thereof and of all repairs, maintenance, renewals, replacements, alterations, additions, extensions, betterments, and improvements, and all payments which may be made for taxes, assessments, insurance and prior or other charges upon the mortgaged property or any part thereof, as well as just and reasonable compensation for its own services and for all counsel, agents, clerks, servants and other employees by it properly engaged and employed, it shall apply the moneys arising as aforesaid, as follows:

(a)In case the principal of none of the bonds hereby secured shall be due by declaration, at maturity, or otherwise, to the payment of the interest remaining in default, or as the same becomes due, in order of the maturity of the installments of such interest and with interest on the overdue installments of interest at the same rate or rates respectively as may be payable upon the respective bonds; such payments to be made ratably to the person or persons entitled thereto, without discrimination or preference;

(b)In case the principal of any bonds hereby secured shall be due by declaration, at maturity, or otherwise, to the payment of the principal and interest which shall then be owing or unpaid in accordance with the provisions of paragraph “Second” of Section 9 of this Article.

When and if all the said payments shall have been made in full, and all sinking or improvement fund requirements have been complied with, and no suit to foreclose this Indenture shall have been begun or sale made as hereinafter provided, or in the event of any waiver as in Section 16 of this Article provided, the Trustee shall restore the possession of the property hereby conveyed to the Company; provided that if any of the defaults herein specified be subsequently made, neither such restoration to the Company nor any previous entry by the Trustee shall exhaust or in any manner impair the powers of entry or sale or any powers hereby granted to or conferred upon said Trustee.

Section 3.  Upon the occurrence of an event of default as defined in Section 1 of this Article the Trustee may, by such officer or agent as it may appoint, with or without entry sell all the mortgaged property as an entirety, or in such parcels as the holders of a majority in principal amount of the bonds outstanding hereunder shall in writing request, or in the absence of such request, as the Trustee may determine, at public auction, at some convenient, place in Philadelphia, or such other place as may be required by law, having first given notice of such sale by publication in at least one authorized newspaper in Philadelphia for four consecutive weeks next preceding such sale, and any other notice which may be required by law, and from time to time may adjourn such sale in its discretion by announcement at the time and place fixed for such sale without further notice, and upon such sale may make and deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same.

Section 4.  In case of the breach of any of the covenants or conditions of this Indenture, the Trustee may take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders hereunder. Upon the occurrence of an event of default as defined in Section 1 of this Article, the Trustee may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the bonds then outstanding hereunder and to foreclose this mortgage and to sell the mortgaged and pledged property under the judgment or decree of a court of competent jurisdiction.

The Trustee may institute and maintain such suits and proceedings as it may deem necessary or expedient, (1) to prevent any impairment of the security hereunder by any unlawful acts of the Company, or of others, or by any acts of the Company or of others, in violation of the provisions of this Indenture or the rights of the bondholders hereunder, or (2) to preserve and to protect the interest of the Trustee and the security and interest of the bondholders in respect of the property subject to the lien of this Indenture, or in respect of the income, earnings, rents, issues and profits thereof.

The Trustee shall take action as aforesaid at the request of, and in the manner requested by, the holders or registered owners of a majority in principal amount of the bonds then outstanding hereunder and upon being indemnified as hereinafter provided.

No remedy by the terms of this Indenture conferred upon or reserved to the Trustee or to the bondholders, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default, shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 5.  Anything in this Indenture to the contrary notwithstanding, the holders of a majority in principal amount of the bonds then outstanding hereunder shall have the right, at any time, by an instrument in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken for any foreclosure sale of the trust estate, or for the foreclosure of this Indenture, or for the appointment of a receiver.

Section 6.  In case of the occurrence of an event of default under Section 1 of this Article, the Trustee shall be entitled as a matter of right, to the appointment of a receiver or receivers of the mortgaged property, and of the income, rents, issues and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

Section 7.  Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture:

(a)The principal of all bonds then outstanding hereunder, if not previously due, shall at once become and be immediately due and payable.

(b)Any bondholder or bondholders or the Trustee, may bid for and purchase the mortgaged and pledged property and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in their or its own absolute right without further accountability, and any purchaser at any such sale may, in paying purchase money, turn in any of the bonds and coupons outstanding hereunder in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. Said bonds and coupons, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being properly stamped to show partial payment.

(c)The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

(d)Such sale shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, of, in and to the property sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns and against any and all persons claiming or who may claim the property sold or any part thereof, from, through or under the Company, its successors or assigns.

Section 8.  Upon the completion of any sale or sales under this Indenture, the Trustee shall execute and deliver to the accepted purchaser or purchasers, a good and sufficient deed or good and sufficient deeds or other instruments conveying, assigning and transferring the property and franchises sold. And the Trustee hereby is appointed the true and lawful attorney irrevocable of the Company, in its name and stead to make all necessary deeds, conveyances and instruments of transfer of property thus sold; and for that purpose, it may execute all necessary deeds, conveyances or instruments of transfer and may substitute one or more persons, with like power; the Company hereby ratifying and confirming all that its said attorney or attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof.

Section 9.  The proceeds of any sale or sales, whether made under the power of sale hereby granted or conferred, or under or by virtue of judicial proceedings, together with any other sums which then may be held by the Trustee under any of the provisions of this Indenture, as part of the trust estate or the proceeds thereof, shall be applied as follows:

First.—To the payment of the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and all expenses, liabilities and advances made or incurred by the Trustee under this Indenture, and to the payment of all taxes, assessments or liens prior to the lien of these presents, except any taxes, assessments or other superior liens, subject to which such sale shall have been made.

Second.—To the payment of the whole amount of the principal and interest which shall then be unpaid upon any or all bonds hereby secured, with interest on the overdue principal and on the overdue instalments of interest at the same rate or rates respectively as may be payable upon the respective bonds, and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the said bonds, then to the payment of such principal and interest ratably without preference or priority of one series over another series, or of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest. Provided, however, that if any coupon or claim for interest upon any bond outstanding hereunder shall have been funded or extended, with or without the consent of the Company, or at, or after maturity, shall have been transferred or pledged separate from the bond to which it relates, such coupon or claim for interest shall not be entitled, in case of default hereunder, to the benefit or security of this Indenture except subject to the prior payment in full of the principal of all bonds outstanding hereunder and of all coupons and claims for interest that shall not have been so funded or extended or transferred or pledged, and provided, further, that if any such coupons or claims for interest on any of said bonds shall be owned by the Company at or after maturity, then such matured coupons or claims for interest shall not be entitled to the benefit or security of this Indenture and the Company covenants that all such coupons and claims for interest so owned by it at or after maturity shall promptly be cancelled.

Third.—To the payment of the surplus, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

Section 10.  In case of a default on its part, as aforesaid, neither the Company nor any one claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, exemption, extension or redemption laws now or hereafter in force in any locality where any of the mortgaged property may be situated. And the Company, for itself and all who may claim through or under it, waives any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the mortgaged property as an entirety. The Company hereby covenants that it will not hinder, delay nor impede the execution of any power herein granted and delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 11.  The Company covenants that in case default shall be made and shall continue for sixty (60) days in the payment of any interest on any bond or bonds outstanding under this Indenture, when the same becomes payable or in case default shall be made in the payment of the principal of any bond or bonds when the same becomes payable whether at maturity, or by declaration, or upon a sale of the mortgaged property, or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of all bonds and coupons hereby secured then outstanding, the whole amount which then shall have become due and payable on all such bonds then outstanding, for interest or principal or both, as the case may be, with interest on the overdue principal and on the overdue installments of interest at the same rate or rates respectively as may be payable upon the respective bonds; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee in its own name and as trustee of an express trust shall be entitled, with or without possession or presentation of said bonds or coupons, to sue and recover judgment for the whole amount so due and unpaid.

The Trustee shall be entitled to sue and recover judgment as aforesaid either before, after, or during the pendency of any proceedings for the enforcement of this Indenture upon the mortgaged property, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the lien hereof; and in case of a sale of the mortgaged property and of the application of the proceeds of sale as in this Article provided, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon all bonds of whatever series issued hereunder and then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment for any portion of the mortgaged debt and interest remaining unpaid as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment, upon property subject to the lien of this Indenture or upon any other property, shall in any manner or to any extent, affect the lien of this Indenture upon the mortgaged property or any part thereof, or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of any bonds of any series hereby secured, but such lien, rights, powers and remedies of the Trustee and of the bondholders shall continue unimpaired as before.

Any moneys thus collected by the Trustee under this Section 11 shall be applied by it, first, to the payment of the expenses, disbursements and compensation of the Trustee, its agents and attorneys; and, second, toward payment of the amounts then due and payable upon such bonds and coupons ratably and without any preference or priority of any kind, upon presentation of the several bonds and coupons and upon stamping such payment thereon, if partly paid, or upon surrender thereof, if fully paid, subject, however, to the proviso contained in Section 9 of this Article.

Section 12.  Any rights of action under this Indenture may be enforced by the Trustee without the possession of any of the bonds or coupons hereby secured or the production thereof on the trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name, and any recovery of judgment shall be for the ratable benefit of the holders of all bonds and coupons secured hereby, without preference or priority of one series over any other series.

Section 13.  No holder of any bond or coupon hereby secured shall have the right to institute any suit, action or proceeding at law or in equity upon or in respect of this Indenture, or for the execution of any trust or power hereof, or for any other remedy under or upon this Indenture, unless such holder shall previously have given to the Trustee written notice of any existing default and of the continuance thereof as hereinbefore provided, nor unless also the holders of not less than twenty-five per cent. (25%) in principal amount of the bonds outstanding hereunder shall have made written request upon the Trustee and shall have afforded to it reasonable opportunity either to proceed itself to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name, nor unless also such holder or holders shall have offered to the Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred in or by reason of such action, suit or proceeding, and the Trustee shall have omitted to comply with such request within a reasonable time thereafter; and such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the execution of the trusts and powers of this Indenture, and to any action or cause of action for foreclosure or for any other remedy hereunder; it being understood and intended that no one or more holders of bonds or coupons shall have any right in any manner whatever to affect, disturb or prejudice the lien of this Indenture by his or their action, or to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of outstanding bonds and coupons of whatsoever series secured hereby.

Nothing in this Indenture contained shall, however, affect or impair the right of the holder of any bond, which is absolute and unconditional, to receive the payment of the principal of and interest on such bond at and after the maturity thereof as therein expressed, or to institute suit for the enforcement of any such payment on or after maturity thereof, or affect the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest on each of the bonds to the respective holders thereof at the time and place in said bonds and the appurtenant coupons expressed.

No bondholder or bondholders may, however, institute any such suit, action or proceeding if and to the extent that the institution or prosecution thereof or the entry of a judgment or a decree therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of this Indenture upon any property subject thereto.

Section 14.  The Company may, if permitted by law, waive any period of grace provided for in this Article.

Section 15.  In case the Trustee shall have proceeded to enforce any right under this Indenture, of foreclosure, entry, sale or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such ease, the Company and the Trustee shall be restored to their former positions and rights hereunder, in respect of the mortgaged property, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

Article XII.
Leases, Consolidations, etc.

Section 1.  All the covenants, conditions and provisions in this Indenture and any supplemental indenture binding upon or enuring to the benefit of the Company shall bind and enure to the benefit of its successors and assigns whether so expressed or not.

Section 2.  Nothing contained in this Indenture or in any bonds issued hereunder shall prevent any lease, subject to the continuing prior lien of this Indenture and to all the provisions thereof, of all or substantially all the mortgaged property as an entirety to a corporation empowered to lease and operate the same, provided, however, that such lease shall by its terms expressly require the lessee therein to assume due and punctual payment of the principal and interest on all bonds issued hereunder from time to time outstanding under this Indenture becoming due and payable during the continuance of said lease or any extension or renewal thereof, and the due and punctual performance and observance during such time of all covenants and conditions to be performed and observed by the Company, and shall be made expressly subject to termination by the Trustee in case of the happening of an event of default, or by the purchaser at any sale of said mortgaged property made in enforcement of this Indenture.

Section 3.  Nothing contained in this Indenture or in any bonds issued hereunder shall prevent any consolidation or merger of the Company with any other corporation or any transfer or conveyance, subject to the continuing lien of this Indenture and to all the provisions hereof, of all or substantially all the mortgaged property as an entirety to a corporation empowered to acquire and operate the same, provided that such consolidation, merger, conveyance or transfer shall be upon such terms as to preserve and not to impair the lien and security of this Indenture and the rights and powers of the Trustee and of the holders of the bonds issued hereunder; and that the corporation formed by such consolidation or merger, or the corporation to which such conveyance or transfer shall be made, (hereinafter referred to as successor corporation), shall execute and cause to be recorded a supplemental indenture satisfactory to the Trustee and to which the Trustee shall be a party, whereby it shall expressly assume due and punctual payment of the principal and interest of all bonds issued hereunder according to their tenor, and the due and punctual performance and observance of all covenants and conditions of this Indenture and of all supplemental indentures to be performed and observed by the Company, and shall covenant that all additional plants and properties and permanent improvements, extensions, betterments, or additions (including equipment and appliances), which shall be acquired or constructed by it to the extent to which the same or any undivided portion thereof shall from time to time constitute in whole or in part appurtenances to the mortgaged property or additions or accessions thereto reasonably necessary to the maintenance or operation thereof, shall forthwith become subject to the lien of this Indenture and subject to no mortgage liens prior hereto except the lien of any mortgage subject to which the successor corporation shall acquire or construct such property.

Such successor corporation upon executing and recording a supplemental indenture as aforesaid shall thereupon succeed to and be substituted for the Company, with the same effect as if it had been named herein as the mortgagor company; and such successor corporation thereupon may execute and cause to be authenticated and delivered by the Trustee, and may issue, either in its own name or in the name of the Company, in accordance with the provisions of this Indenture any and all bonds previously authorized by the Company which theretofore shall not have been issued; and may authorize and issue additional bonds hereunder either in its own name or in the name of the Company; and upon the order of the successor corporation, in lieu of the Company and subject to all the conditions and restrictions prescribed in Article IV hereof, the Trustee shall authenticate and deliver all such bonds upon the request of such successor corporation in accordance with the provisions of this Indenture. All bonds so issued in every respect shall have the same legal rank and security as the bonds theretofore issued in accordance with the terms of this Indenture. The Trustee may receive an Opinion of Counsel as conclusive evidence that any such indenture complies with the foregoing conditions and provisions in this Section.

Section 4.  Nothing in this Indenture contained shall require the lien hereof or of any indenture supplemental hereto to be extended in consequence of any such consolidation, merger, transfer or conveyance to any property of the successor corporation, except as required by the provisions of Section 3 of this Article.

Article XIII.
Concerning the Trustee.

Section 1.  The Trustee shall at all times be a bank or trust company organized and doing business under the laws of the Commonwealth of Pennsylvania or organized under the laws of the United States of America and doing business in the Commonwealth of Pennsylvania, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, and shall have a combined capital and surplus of not less than $5,000,000.

If the Trustee publishes reports of condition at least annually, pursuant to law or other requirements of any supervising or examining authority referred to in the next preceding paragraph, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 2.  The Trustee accepts the trust hereby created, but only upon the terms and conditions set forth in this Article.

The Trustee undertakes, prior to an event of default hereunder (as defined in Section 1 of Article XI hereof) to perform such duties and only such duties as are specifically set forth in this Indenture, and during the continuance of an event of default hereunder, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that none of the provisions contained in this Indenture shall require the Trustee to advance or expend or risk its own funds, or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground to believe that the repayment of such advances or expenditures or liabilities is not reasonably assured to it by the security afforded to it by the terms of this Indenture.

Section 3.  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(a)Prior to an event of default hereunder and after the curing of all defaults that may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture; and

(b)Prior to an event of default hereunder and after the curing of all defaults that may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely (subject to the requirements of Section 7 of this Article hereof) as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the applicable requirements, if any, of this Indenture; and

(c)The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee (if reasonable care shall have been exercised in the selection and retention thereof) unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(d)The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the bonds at the time outstanding (determined as provided in Section 5 of Article XI hereof) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

Section 4.  The recitals of fact contained herein and in the bonds issued hereunder, except in the certificate of authentication of the Trustee, shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subject to the lien of this Indenture or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Indenture or of the bonds or coupons issued hereunder.

Section 5.  Except as herein otherwise provided, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given and served, for all purposes, upon being deposited, postage prepaid, addressed (until another address is filed by the Company with the Trustee) as follows: Philadelphia Suburban Water Company, 762 Lancaster Avenue, Bryn Mawr, Pennsylvania; and after another address shall have been filed by the Company with the Trustee as aforesaid, at the last address so filed.

Section 6.  The Trustee shall not be bound to recognize any person as the holder of a bond outstanding hereunder unless and until the bond is submitted to the Trustee for inspection, if required, and his title thereto satisfactorily established, if disputed.

Section 7.  The Trustee shall exercise reasonable care in the selection or approval of any Engineer or counsel required by the provisions hereof to be selected or approved by the Trustee.

The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company, pursuant to any provision of this Indenture, shall examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

Section 8.  The Trustee shall (i) within ninety (90) days after the occurrence of a default, known to the Trustee within such period, or (ii) if a default be not known to the Trustee within such period, within forty (40) days after such default shall be known to the Trustee, give to the bondholders, in the manner and to the extent provided in subdivision (C) of Section 10 of this Article, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of default in the payment of the principal of or interest on any of the bonds, or in the payment of any Sinking or Improvement Fund instalment, the Trustee shall be protected in withholding such notice if and as long as the Board of Directors, the Executive Committee or a Trust Committee of directors or responsible officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the bondholders.

Section 9.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds furnished to it as provided in Section 11 of Article VIII, or received by it in the capacity of paying agent or filed with it by bondholders pursuant to paragraph 2 of subdivision (C) of Section 10 of this Article; provided that the Trustee may (1) destroy any statement furnished to it as provided in Section 11 of Article VIII upon receipt of a new statement so furnished; (2) destroy any information received by it as paying agent in connection with an interest payment, after such information has been furnished to the Company; and (3) destroy any information filed with it by bondholders pursuant to Paragraph 2 of subdivision (C) of Section 10 of this Article, but not until two (2) years after such filing.

Section 10.  (A) The Trustee shall, as long as any bonds are outstanding hereunder, transmit to the bondholders specified in subdivision (C) of this Section, within sixty (60) days after December 31st in each year beginning with the year 1941, a brief report with respect to:

(1)The eligibility and qualifications of the Trustee under Section 1 of this Article, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under that Section, a written statement to such effect;

(2)The character and amount of any advances (and, if the Trustee elects so to state, the circumstances surrounding the making thereof) made by it as Trustee which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the bonds, on the trust estate, including property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one per cent. (½ of 1%) of the principal amount of the bonds outstanding on the date of such report;

(3)The amount, interest rate and maturity date of all other indebtedness owing by the Company to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Paragraphs (2), (3), (4), or (6) of subdivision (F) of Section 17 of this Article;

(4)The property and funds physically in the possession of the Trustee, in such capacity, or of a depositary for it, on the date of such report;

(5)Any release of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported;

(6)Any additional issue of bonds hereunder which the Trustee has not previously reported; and

(7)Any action taken by the Trustee, in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the bonds or the trust estate, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 9 of this Article.

(B)The Trustee shall, as long as any bonds are outstanding hereunder, transmit to the bondholders specified in subdivision (C) of Section 10 of this Article within the times hereinafter specified, a brief report with respect to

(1)Any release of property subject to the lien of this Indenture (and, the consideration therefor, if any) unless the Fair Value of such property, as defined in this Indenture or in any indenture supplemental hereto, is less than ten per cent. (10%) of the principal amount of bonds outstanding hereunder at the time of such release, such report to be so transmitted within ninety (90) days after such release; and

(2)The character and amount of any advances (and, if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, in its capacity as such, since the date of the last report transmitted pursuant to the provisions of subdivision (A) of this Section (or if no such report has yet been so transmitted, since December 31, 1940), for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds in the trust estate, including property or funds held or collected by it as Trustee, and which it had not previously reported pursuant to this paragraph (2), if such advances remaining unpaid at any time aggregate more than ten per cent. (10%) of the principal amount of bonds outstanding at such time, such report to be transmitted within ninety (90) days after such time.

(C)All reports pursuant to subdivisions (A) and (B) of this Section shall be transmitted by mail:

(1)To all registered owners of bonds, as the names and addresses of such owners appear upon the registration books of the Company;

(2)To such holders of bonds as have, within two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3)Except in the case of reports pursuant to subdivision (B) of this Section, to each bondholder whose name and address, preserved at the time by the Trustee pursuant to Section 9 of this Article.

Section 11.  Pending the application thereof, as herein provided, the Trustee, subject to the provisions of Section 4 of Article V hereof, shall hold or deposit as a special trust fund in its own banking department or in other banks, qualified by law to accept Federal Funds for deposit, all moneys received by it hereunder. The Trustee is authorized to deposit, in trust for the payment of the principal of and any premium on and interest on any bonds issued under this Indenture, with any co-paying agent appointed in accordance with the provisions of this Indenture, provided such co-paying agent shall be a bank or trust company having a capital and surplus of not less than Five million dollars ($5,000,000), subject to recall by the Trustee, such part of such moneys as shall, in the opinion of the Trustee, be necessary or desirable to provide for the payment, by any such co-paying agent of the principal of or the premium or the interest on any of the bonds issued hereunder and the Trustee shall be relieved of responsibility for the safety and application of such moneys while in the possession of the co-paying agent. In the event that part of such moneys shall be recalled by the Trustee, it shall thereafter be held by the Trustee in trust as hereinbefore in this Section provided. The Trustee shall be chargeable with knowledge of any default in the payment of the principal of or interest on any bond issued, and outstanding hereunder resulting from the failure of the Company or the Trustee to have and keep on deposit with each co-paying agent and in each place where such principal or interest shall be payable, funds necessary for the payment thereof on presentation thereof for such payment. The Trustee shall allow or credit to the Company such interest, if any, upon the main so held or deposited as may from time to time be agreed upon by the Trustee and the Company.

Section 12.  The Company shall pay to the Trustee from time to time a reasonable compensation for all services rendered hereunder, and also all its reasonable expenses, charges, counsel fees and other disbursements and those of its attorneys, agents and employees, incurred in or about the administration and execution of the trusts hereby created, and the performance of their powers and duties hereunder, and agrees to indemnify and save the Trustee harmless against any liabilities except liabilities arising from the negligent action or negligent failure to act or the wilful misconduct of the Trustee or from its undertaking set forth in Section 2 of this Article which it may incur in the exercise and performance of its powers and duties hereunder. In default of such payments by the Company, and as security for such indemnification, the Trustee shall have the benefit of the lien hereby created in priority to the indebtedness evidenced by the bonds and coupons issued hereunder.

Section 13.  Unless an event of default of the character specified in Section 1 of this Article has occurred and has not been rescinded or annulled as provided in said Section 1 hereof, or been otherwise cured or made good to the satisfaction of the Trustee, in the event that the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company conforming to the applicable requirements of this Indenture, if any, and delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof; but in its discretion the Trustee may require such further evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 14.  The Trustee acting for itself or as a banker may become a purchaser, seller or pledgee of bonds and coupons hereby secured with the same rights that it would have if it were not Trustee and without liability or accountability to the Company or the bondholders or otherwise in respect of any such purchase, sale or pledge by or to it of any such bonds and coupons. It may act as depositary for, and may permit any of its officers or directors to act as a member of any committee formed to protect the rights of bondholders, or effect or aid in any reorganization growing out of the enforcement of the bonds or of this Indenture, whether or not any such committee shall represent the holders of a majority in principal amount of the bonds outstanding hereunder.

Section 15.  Any action taken by the Trustee pursuant to any provision of this Indenture or of any indenture supplemental hereto upon the request or with the consent of any person who at the time is the holder or registered owner of any bond or bonds shall be conclusive and binding upon any future holder or registered owner of the same bond or bonds.

Section 16.  If the Trustee has or shall acquire any conflicting interest as defined in this Section, (a) the Trustee shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner hereinafter provided, such resignation to become effective upon the appointment of a successor Trustee and such successor’s acceptance of such appointment, and the Company shall take prompt steps to have a successor appointed in the manner hereinafter provided in Section 20 of this Article; and (b) in the event that the Trustee shall fail to comply with the provisions of the preceding clause (a) of this Section, the Trustee shall, within ten (10) days after the expiration of such ninety (90) day period, transmit notice of such failure to the holders and registered owners of the bonds in the manner provided in subdivision (C) of Section 10 of this Article; and (c) any bondholder who has been a bona fide holder or registered owner of bonds for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written request by such holder, to comply with the provisions of clause (a) of this Section. For the purposes of this Section the Trustee shall be deemed to have a conflicting interest if

(1)the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the Company are outstanding, unless such other Indenture is a Collateral Trust Indenture under which the only collateral consists of bonds issued hereunder;

(2)the Trustee or any of its directors or executive officers is an obligor upon the bonds issued under this Indenture, or an underwriter for the Company;

(3)the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

(4)the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business, of underwriting, except that (a) one individual may be a director or an executive officer of the Trustee and a director or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and of the Company, and (b) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer of the Trustee and a director of the Company, and (c) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Section, to act as trustee, whether under an indenture or otherwise;

(5)ten per cent. (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer of the Company, or twenty per cent. (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per cent. (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer of any such underwriter, or is beneficially owned, collectively, by any two or more such persons;

(6)the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, (a) five per cent. (5%) or more of the voting securities, or ten per cent. (10%) or more of any other class of security, of the Company, not including bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (b) ten per cent. (10%) or more of any class of security of an underwriter for the Company;

(7) the trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, five per cent. (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per cent. (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8) the trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, ten per cent. (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty per cent. (50%) or more of the voting securities of the Company; or

(9) the Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per cent. (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or (8) of this Section. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per cent. (25%) of such voting securities or twenty-five per cent. (25%) of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of principal or interest under this Indenture when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, so long as such failure shall continue, be considered as though beneficially owned by the Trustee, for the purposes of paragraphs (6), (7) and (8) of this Section.

The specification of percentages in paragraphs (5) to (9), inclusive, of this Section shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraphs (3) or (7) of this Section.

For the purposes of paragraphs (6), (7), (8) and (9) of this Section, (a) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more, and shall not have been cured; and (c) the Trustees shall not be deemed the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as a custodian, escrow agent or depositary, or in any similar representative capacity.

For the purposes of this Section, the term “underwriter,” when used with reference to the Company, means every person who, within three (3) years prior to the time as of which the determination is made, was an underwriter (as defined in Section 303(4) of the Trust Indenture Act of 1939) of any security of the Company outstanding at the time of such determination.

For the purposes of this Section, the terms “directors,” “executive officers” and “voting securities” shall have the meanings assigned to such terms in Section 303 of the Trust Indenture Act of 1939.

For the purposes of this Section, the term “person” shall have the meaning assigned to such term in Section 2 of the Securities Act of 1933.

The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(a)A specified percentage of the voting securities of a person means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(b)A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(c)The term “amount,” when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(d)The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(1)Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(2)Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(3)Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; or

(4)Securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(e)A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

Section 17.  (A) Subject to the provisions of subdivision (B) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (other than in a relationship of the nature specified in subdivision (F) of this Section) within four (4) months prior to a default, as defined in subdivision (E) of this Section or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually and of the bondholders, and the holders of other indenture securities as defined in said subdivision (E):

(1)an amount equal to any and all reductions in the amount due and owing to the Trustee upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in Paragraph (2) of this subdivision (A), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2)all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any of the Company and its other creditors in such property or such proceeds.

(B)Nothing contained in this Section shall affect the right of the Trustee:

(1)to retain for its own account (a) payments made on account of any such claim described in subdivision (A) of this Section by any person, other than the Company, who is liable thereon, and (b) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (c) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

(2)to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;

(3)to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subdivision (E) of this Section, would occur within four (4) months; or

(4)to receive payment on any claim referred to in paragraph (2) or (3) of this subdivision (B), against the release of any property held as security for such claim as provided in paragraph (2) or (3), as the case may be, of this subdivision (B), to the extent of the fair value of such property.

For the purposes of paragraphs (2), (3) and (4) of this subdivision (B), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in paragraphs (2), (3) and (4) of this subdivision (B) is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim of the Trustee.

(C)If the Trustee shall be required to account, as in this Section provided, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by the Trustee from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, of the bondholders, and of the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this subdivision (C) with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this subdivision (C), the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this subdivision (C) due consideration in determining the fairness of the distributions to be made to the Trustee, the bondholders, and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distribution as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this subdivision (C) as a mathematical formula.

(D)If the Trustee shall have resigned or been removed after the beginning of such four months’ period, it shall nevertheless be subject to the provisions of this Section as though such resignation or removal had not occurred. If the Trustee shall have resigned or been removed prior to the beginning of such four months’ period, it shall nevertheless be subject to the provisions of this Section, as though such resignation or removal had not occurred, if and only if the receipt of property or reduction of claim which would have given rise to the obligation to account, if the Trustee had continued as such Trustee, occurred after the beginning of such four months’ period and within four (4) months after such resignation or removal.

(E)As used in this Section, the term “default” means any failure to make payment in full of principal or interest, when and as the same becomes due and payable, on the bonds or on the other indenture securities; and the term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this Section, and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.

(F)The Trustee shall not be required to account, as provided in this Section, if the creditor relationship arises from:

(1)the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by the Trustee;

(2)advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by the terms and provisions of this Indenture, for the purpose of preserving the property subject to the lien hereof or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders, at the time and in the manner provided in this Indenture;

(3)disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4)an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this subdivision (F);

(5)the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Act approved December 23, 1913, known as the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6)the acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances, or obligations, which fall within the classification of self-liquidating paper, as defined in this subdivision (F).

The term “security” or “securities,” as used in this subdivision (F), shall have the same meaning as the definition of the term “security” in Section 2 of the Securities Act of 1933.

The term “cash transaction,” as used in paragraph (4) of this subdivision (F), means any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

The term “self-liquidating paper,” as used in paragraph (6) of this subdivision (F), means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 18.  The Trustee, or any successor or successors hereafter appointed, or any of them, may at any time resign and be discharged of the trusts hereby created by giving written notice thereof to the Company, specifying a date when such resignation shall take effect, at least sixty (60) days preceding the date on which such resignation is to take effect and, in the case of resignation of the Trustee, by publishing such notice once in each of not less than three (3) successive calendar weeks immediately preceding the date on which such resignation is to take effect, in an authorized newspaper in the City of Philadelphia, Pennsylvania, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the Company or by the bondholders as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such successor trustee.

Section 19.  The Trustee, or any successor or successors hereafter appointed, or any of them, may be removed at any time by any instrument or concurrent instruments in writing filed with the Trustee and signed by the holders or registered owners of a majority in principal amount of the bonds then outstanding hereunder.

Section 20.  In case at any time any Trustee shall resign or shall be removed, or shall become incapable of acting, or shall be dissolved or liquidated, or be in the process of dissolution or liquidation, or shall be adjudged a bankrupt or adjudged insolvent, or if a receiver of any Trustee or of its property shall be appointed, or if the Comptroller of the Currency or other public officer shall take charge or control of any Trustee or of its property or affairs, a successor or successors may be appointed by the holders or registered owners of a majority in principal amount of the bonds then outstanding hereunder, by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys-in-fact duly authorized, and delivered to such new Trustee, notification thereof having been given to the Company and predecessor Trustee; provided, nevertheless, that until a new Trustee shall be appointed by the bondholders as aforesaid, the Company by an instrument executed by order of its Board of Directors and duly acknowledged by its proper officers, may appoint a Trustee to fill such vacancy until a new Trustee shall be appointed by the bondholders as herein authorized. The Company shall publish notice of any such appointment by it made at least once in each of not less than two (2) successive calendar weeks, in a daily newspaper printed in the English language and published and of general circulation in the City of Philadelphia, Pennsylvania. Any new Trustee appointed by the Company shall, immediately and without further action, be superseded by a Trustee appointed by the bondholders under the foregoing provisions of this Section; provided, however, that any new Trustee appointed by the Company shall not be superseded by a Trustee appointed by the bondholders unless such appointment by the bondholders shall have been made within one year subsequent to the appointment of such new Trustee by the Company.

If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within six (6) months after a vacancy shall have occurred in the office of Trustee, the holder of any bond outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

Section 21.  Any successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in trust hereunder, with like effect as if originally named as trustee or co-trustee herein; but the trustee ceasing to act, shall nevertheless, on the written request of the Company, or of the successor trustee, but at the cost and expense of the Company, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, and to the trust estate and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property subject to the lien of this Indenture, which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estate, rights, powers and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. A recital in any instrument executed by the Company and the new trustee that the appointment of such new trustee has been made by the requisite number of bondholders shall be deemed conclusive as to the appointment of such new trustee by such requisite number of bondholders. The resignation of any trustee and the instrument or instruments removing any trustee and appointing a successor trustee hereunder, together with deeds, conveyances and other instruments provided for in this Article shall forthwith, at the expense of the Company, be filed for record in the same office or offices, if any, in which this Indenture shall have been recorded.

Section 22.  Any bank or trust company into which the Trustee or any successor to it in the trusts created by this Indenture may be merged, or converted, or with which it or any successor to it may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Trustee or any successor to it shall be a party, or which shall otherwise succeed to the business and affairs of the Trustee, shall be successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of either of the parties hereto, anything herein contained to the contrary notwithstanding, provided such bank or trust company shall be qualified under the provisions of Section 1 of this Article. In case any of the bonds issuable under this Indenture shall have been authenticated, but not delivered, any such successor trustee may adopt the certificate of authentication of The Pennsylvania Company for Insurances on Lives and Granting Annuities, or of any successor to it, as Trustee hereunder, and deliver the same so authenticated; and in case any of the bonds issuable hereunder shall not have been authenticated, any successor Trustee may authenticate such bonds whether in the name of any predecessor Trustee or in the name of such successor Trustee, and in all such cases such authentication shall have the full force and effect which anywhere in said bonds or in this Indenture it is provided that the authentication of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of The

Pennsylvania Company for Insurances on Lives and Granting Annuities, shall extend only to its successor by merger, conversion or consolidation.

Section 23.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the bondholders allowed in any judicial proceedings relative to the Company or its creditors or its property. In case of any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company or its property, the Trustee, irrespective of whether the principal of the bonds shall then be due and payable and irrespective of whether the Trustee shall have made any demand for such payment, shall be entitled and empowered either in its own name or as trustee of an express trust or as attorney in fact for the holders of the bonds and coupons, or in any one or more of such capacities, to file a proof of claim for the whole amount of principal and interest (with interest upon such overdue principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest at the rate of six per centum (6%) per annum) which may be or become owing and unpaid with respect to the bonds and for any additional amount which may be or become payable by the Company hereunder, without regard to or deduction for any amount which may have been or which may thereafter be received, collected or realized by the Trustee from or out of the mortgaged property or any part thereof or from or out of the proceeds thereof or any part thereof; but nothing in this Indenture contained shall authorize the Trustee to accept or consent to any composition or plan of reorganization on behalf of any bondholder.

Section 24.  Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustee in taking such action shall have full power to give any and all notices and to do any and all acts necessary and incidental to such action.

Article XIV.
Evidence of Rights of Bondholders and Ownership of Bonds.

Section 1.  Any request, direction, declaration or other instrument which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor, and shall be signed and executed by such bondholders in person or by attorney appointed in writing. Proof of the execution of any such request, direction, declaration or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the bonds or coupons appertaining thereto, shall be sufficient for any purpose of this Indenture (except as otherwise expressly provided herein) if made in the following manner:

(a) The fact and date of the execution by any person of any such request, direction, declaration or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds in the State in which he purports to act, that the persons signing such request, direction, declaration or other instrument of writing acknowledged to him the execution thereof, or by an affidavit of a witness to such execution;

(b) The amount and description of bonds transferable by delivery held by any person executing such request, direction, declaration or other instrument as a bondholder, and the issue and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker, or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depository the bonds described in such certificate;

(c) The ownership of registered bonds without coupons and of coupon bonds registered as to principal shall be proved by the registry books of the Company herein provided for or by a certificate of the custodian thereof.

The Trustee may, nevertheless, in its discretion, require further proof in cases where it deems further proof desirable, and may require the production of any bond or bonds, and shall not be bound to recognize any person as a bondholder unless and until his title to the bonds held by him is proved in a manner satisfactory to the Trustee.

Any request, consent or assent of the holder or registered owner of any bond shall bind all future holders and registered owners of the same bond, or any bond or bonds issued in lieu thereof or in exchange therefor, in respect of anything done, omitted, or suffered by the Company or the Trustee in pursuance thereof.

Section 2.  The Company and the Trustee may deem and treat the bearer of any coupon bond outstanding hereunder, which shall not at the time be registered in the name of the owner thereof as hereinbefore authorized, and the holder of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof or for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

The Company and the Trustee may deem and treat any person in whose name any registered bond without coupons outstanding hereunder shall be registered upon the books of the Company, as hereinbefore provided, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes except to receive payment of interest represented by detached coupons; and all such payments so made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon any bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

Article XV.
Meetings and Consents of Bondholders.

Section 1.  Modifications and alterations of this Indenture, of any indenture supplemental hereto, and of the rights and obligations of the Company and of the holders of the bonds and coupons may be made as hereinafter provided in this Article.

Section 2.  The Trustee may at any time call a meeting of the bondholders, and it shall call such a meeting on the written request of the Company or of the holders of not less than twenty-five per cent. (25%) in principal amount of the bonds then outstanding. In the event of the Trustee’s failing for ten days to call a meeting after being thereunto requested as above set forth, the holders of twenty-five per cent. (25%) or more in principal amount of the bonds then outstanding, or the Company pursuant to resolution of the Board of Directors, may call such meeting. Every such meeting called at the instance of the Trustee shall be held at the principal office of the Trustee in the City of Philadelphia, Pennsylvania, but if called by or at the request of the bondholders or of the Company, may be held at such other place in the City of Philadelphia, Pennsylvania, or at such place in the Borough of Manhattan, The City of New York, New York, as may be specified in the notice calling such meeting or requesting such meeting to be called. If such meeting is called by the Trustee, written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than thirty (30) days before such meeting,

(a) To the registered holders of coupon bonds registered as to principal and of registered bonds without coupons then outstanding addressed to them at their addresses appearing, if at all, on the bond registers of the Company,

(b) To each holder of any coupon bond not registered as to principal who shall have filed with the Trustee an address for notices, addressed to him at such address, and

(c) To the Company addressed to it at its office or agency in the City of Philadelphia, Pennsylvania,

and shall be published by the Trustee at least two times in a daily newspaper or newspaper printed in the English language and published and of general circulation in the city or cities in which the principal of the bonds is payable; provided, however, that the mailing of any such notice shall in no case be a condition precedent to the validity of any action taken at such meeting. The first such publication of notice of any such meeting shall be made at least thirty (30) days prior to the meeting and the second such publication shall be made in any calendar week after the calendar week in which the first publication is made and preceding the meeting. If such meeting is called by the bondholders or the Company, after failure of the Trustee to call the same after being requested so to do in accordance with this Section, notice of such meeting shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid, stating the place and time of the meeting and in general terms the business to be submitted. Any meeting of bondholders shall be valid without notice if the holders of all bonds then outstanding are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived before or after the meeting by the Company, by the holders of all bonds outstanding and by the Trustee.

All holders of bonds outstanding at the time of such meeting shall be entitled to vote thereat; except that

(a)with respect to coupon bonds which have been stamped or upon which has been made a notation recording the issue of a certificate for voting at such meeting issued in the manner provided in Section 3 of this Article (whether or not such bonds are thereafter registered as to principal) only the holder of such certificate and his proxies shall be entitled to vote such bonds at said meeting and any adjournment thereof;

(b)the Trustee may, and, upon request of the Company or of the holders of not less than twenty-five per cent. (25%) in principal amount of the bonds then outstanding, shall, fix a day not exceeding ninety (90) days preceding the date for which the meeting is called as a record date for the determination of the registered holders of coupon bonds registered as to principal and holders of registered bonds without coupons entitled to notice of and to vote at such meeting and any adjournment thereof, and only such holders of coupon bonds registered as to principal and such holders of registered bonds without coupons who shall have been such holders on the date so fixed, and who are entitled to vote such bonds at the meeting, shall be entitled to receive notice of such meeting, and, subject to the provisions of Paragraph (aa) of this Section, the coupon bonds registered as to principal on such record date and registered bonds without coupons may be voted at such meeting and any adjournment thereof only by the holders, and their proxies, who shall have been registered holders of such bonds on such record date, notwithstanding any transfer of any such bonds on the books of the Company after such date. If any coupon bonds registered as to principal on such record date shall thereafter be transferred to bearer, a suitable notation may be made upon such bonds at the time of their transfer from such registered holders’ names to record the fact that the registered holders of such bonds on said record date and their proxies shall be the only persons entitled to vote such bonds at the meeting. If any registered bonds without coupons are transferred or exchanged for coupon bonds after such record date, a suitable notation may be made on the bonds issued on such transfer or exchange at the time thereof to record the fact that the registered holders on said record date of the bonds so transferred or exchanged and their proxies shall be the only persons entitled to vote at the meeting the bonds so issued on such transfer or exchange. If any bonds in bearer form on such record date are thereafter registered as to principal and before any certificate as provided in Section 3 of this Article has been issued with respect to such bonds, the first registered holder to whom such bonds in bearer form are transferred prior to the meeting shall be deemed to have been a registered holder of such bonds on the record date for the purposes of this Article, except as to his right to receive notice of such meeting; and

(c)no one shall be entitled to vote in respect of any bond owned by or held by, for the account of or for the benefit or interest of, the Company.

Section 3.  Attendance by bondholders at any meeting may be in person or by proxy. In order that bearer bonds may be voted at any such bondholders’ meeting without being produced thereat, the Trustee may, and, upon request of the Company or of the holders of not less than twenty-five per cent. (25%) in principal amount of the bonds then outstanding, shall make and from time to time vary such regulations as it shall deem fit permitting holders of bearer bonds to submit such bonds to, or deposit their bonds with, any banks, bankers or trust companies or their duly authorized agents, which shall issue to or upon the order of the holders of such bonds certificates with respect thereto entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds, in respect of which such certificates shall have been issued, and any regulations so made shall be binding upon the Trustee, the Inspectors of Votes and all bondholders. Unless the bonds so received are to be kept on deposit pending the holding of such bondholders’ meeting and any adjournments thereof, said banks, bankers or trust companies, or their duly authorized agents, upon issuing any such certificates shall make a notation upon the bonds with respect to which the certificates are to be issued recording the issue of such certificates, and shall forthwith return the bonds bearing such notation to the persons entitled thereto. Thereafter the bonds bearing such notation shall not be entitled to be voted at the meeting except by the holders, and their duly authorized proxies or agents, of the certificates issued with respect to such bonds.

Each person seeking to attend or vote at any meeting of bondholders must, if required by any authorized representative of the Trustee or of the Company, produce such proof of bond or certificate of ownership or personal identity as shall be satisfactory to the Inspectors of Votes. Every proxy shall be signed by the bondholder or certificate holder himself or by his duly authorized attorney, and shall be witnessed; and its genuineness, if questioned, shall be established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to the Inspectors of Votes and filed with the Trustee.

Officers and nominees of the Company and of the Trustee may attend at any such meeting and take part therein, but shall not be entitled to vote thereat except to the extent that they may be bondholders or may hold proxies of bondholders or may hold certificates entitling them to vote issued as in this Section provided.

Section 4.  Persons named by the Trustee if represented at the meeting shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, then the bondholders and holders of certificates, issued as provided in Section 3 of this Article, and proxies present shall by a majority vote, irrespective of the amount of their holdings, elect other persons from those present to fill such vacancy or vacancies. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by a majority in principal amount of the bonds represented by the bondholders and holders of such certificates and proxies present. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary as aforesaid, and who shall make and file with the Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

Section 5.  The holders or registered owners of not less than seventy-five per cent. (75%) in principal amount of the bonds entitled to be voted at any such meeting (or persons entitled to vote the same) must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn. If such meeting is adjourned by less than a quorum for more than seven (7) days, notice thereof shall forthwith be mailed by the Trustee, if such meeting shall have been called by the Trustee, to the persons specified in paragraphs (a), (b) and (c) of Section 2 of this Article, and shall be published at least once during the period of such adjournment in the newspaper or newspapers specified in said Section 2, such publication to be made at least five (5) days prior to the date of the adjourned meeting. The failure to mail such notice as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called by the bondholders or by the Company after failure of the Trustee to call the same after being requested so to do in accordance with Section 2 of this Article, notice of such adjournment shall be given by the Chairman and Secretary of the meeting in the newspaper or newspapers specified in said Section 2 in the manner specified in this Section and shall be sufficient if so given.

Section 6.  Any modifications or alterations of this Indenture, of any indenture supplemental hereto, and of the rights and obligations of the Company and of the holders of the bonds and coupons in any particular may be made at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by a resolution duly adopted by the affirmative vote, in person or by proxy, of the holders or registered owners of seventy-five per cent. (75%) in principal amount or more of the bonds (or persons entitled to vote the same) entitled to be voted upon any such modification or alteration when such meeting is held, and approved by resolution of the Board of Directors of the Company as hereinafter specified; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby. Any action permitted under this Section and taken at any meeting of the bondholders affecting the rights under this Indenture or any indenture supplemental hereto of the holders of one or more, but less than all, of the series of bonds outstanding hereunder, shall not be effective unless such action shall also have received the affirmative vote, in person or by proxy, of the holders or registered owners of at least seventy-five per cent. (75%) in principal amount of the bonds of each of the series so affected (or persons entitled to vote the same) entitled to be voted upon any such action when such meeting is held. For all purposes of this Article the Trustee shall be entitled to rely upon an Opinion of Counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders or registered owners of bonds then outstanding.

Bonds owned or held by, for the account of or for the benefit or interest of, the Company shall not be deemed outstanding for the purpose of any vote or of any calculation of outstanding bonds provided for in this Article or for the purpose of the quorum provided for in Section 5 of this Article hereof.

For all purposes of this Article, the Trustee, the Chairman and Secretary of any meeting held pursuant to this Article and the Inspectors of Votes at any such meeting, shall (unless challenged by any bondholder at such meeting) be entitled conclusively to rely upon a notification in writing by the Company, specifying the principal amount of bonds owned by or held by, for the account of or for the benefit or interest of, the Company, or stating that no bonds are so owned or held. In case the meeting shall have been called otherwise than on the written request of the Company, the Trustee, if the notification by the Company is not furnished as in this paragraph provided, shall be entitled conclusively to assume that none of the bonds outstanding under this Indenture are so owned or held.

Section 7.  A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under Section 5 of this Article, and showing that said notices were published as provided in Section 2 of this Article, and in a proper case, as provided in Section 5 of this Article, such record shall be signed and verified by the affidavits of the permanent Chairman, the permanent Secretary of the meeting, and a duly authorized representative of the Trustee if such a representative was present at the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and such meeting shall be deemed conclusively to have been duly convened and held, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to each holder of coupon bonds registered as to principal and each holder of registered bonds without coupons outstanding addressed to him at his address appearing, if at all, on the bond register of the Company and to each holder of any coupon bond not registered as to principal who shall have filed with the Trustee an address for notices, addressed to him at such address (but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof), and a copy or summary thereof shall be published by the Company at least once in the newspaper or newspapers specified in Section 2 of this Article, such publication to be made not more than fifteen (15) days alter the adoption of such resolution. Proof of such publication and mailing by the affidavit or affidavits of some person or persons having knowledge of the facts shall be filed with the Trustee. Such bondholders’ resolution shall not become effective unless and until approved by the Board of Directors of the Company as evidenced by a directors’ resolution filed with the Trustee, and any resolution of bondholders so adopted and approved shall be deemed conclusively to be binding upon the Company, the Trustee and the holders of all bonds and coupons, except as otherwise specifically provided in this Article; provided, that no such resolution of the bondholders, or of the Board of Directors of the Company, shall in any manner be so construed as to change or modify any of the rights or obligations of the Trustee without its written assent thereto. Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of bondholders or of any right expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the bondholders under any of the provisions of this Indenture or of the bonds.

Section 8.  Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation, in form approved by the Trustee, as to the action taken at meetings of bondholders theretofore held, and, in such case, upon demand of the holder of any bond outstanding at the date of any such meeting and presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified that they will, in the opinion of the Trustee and the Board of Directors of the Company, conform to such bondholders’ resolutions, shall be prepared, authenticated and delivered, and such new bonds shall be exchanged for bonds of the same series and maturity then outstanding hereunder, upon demand of, and without cost to, the holders thereof, upon surrender of such bonds with all unmatured coupons appertaining thereto. The Company or the Trustee may require bonds to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto, or of the rights and obligations of the Company or of the holders of the bonds and coupons made at any bondholders’ meeting approved by resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustee and the Company; and upon demand of the Trustee, or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustee.

Section 9.  Any action which can be taken pursuant to a bondholders’ meeting as in this Article provided may also be taken without such a meeting provided that the written consent of the percentages of the holders of bonds specified in this Article to such action is given and that tin; approval of the Board of Directors of the Company, and, if required by this Article, the written consent of the Trustee, is given as provided in this Article.

Article XVI.
Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto or in any bond or coupon issued hereunder or because of the creation of any indebtedness hereby authorized shall be had against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty, or otherwise howsoever; it being expressly agreed and understood that this Indenture and the obligations issued hereunder or under any indenture supplemental hereto are solely corporate obligations and that no personal liability whatever, under any circumstances or conditions, shall attach to or be incurred by the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any indenture supplemental hereto or in any of the bonds or coupons issued hereunder, or implied therefrom; all such liability being expressly waived and released by every holder or registered owner of the bonds or coupons by his acceptance thereof and as part of the consideration for the issue thereof.

Article XVII.
Discharge of Indenture.

The Trustee upon request of the Company but not otherwise shall, cancel and discharge the lien of these presents, and execute and deliver to the Company such deeds and instruments as shall be requisite to satisfy the lien hereof, and reconvey and transfer to the Company the mortgaged and pledged property, whenever all indebtedness secured hereby shall have been paid, including all proper charges of the Trustee hereunder. For this purpose bonds and coupons for the redemption of which money shall have been paid to the Trustee under the provisions of Article V hereof and bonds and coupons for the payment of which money shall have been deposited at or before maturity with the Trustee shall be deemed to be paid.

Article XVIII.
Supplemental Indentures.

Section 1.  The Company, when authorized by Resolution, and the Trustee without any action or consent by the holder of any of the bonds from time to time and at any time, may enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof the same as if its or their terms were incorporated herein, for any one or more of the following purposes:

(a) To correct any error in the description of any property hereby conveyed or pledged or intended so to be, or to convey, pledge, transfer and assign to the Trustee and to subject to the lien of this Indenture, with the same force and effect as though specifically mentioned in the granting clause hereof, additional property and franchises then owned by the Company, acquired by it through consolidation or merger, or by purchase, or otherwise;

(b) To define the covenants and provisions (permitted under or not inconsistent with this Indenture) of or applicable to any bonds of any series issued hereunder, other than the first series, as determined from time to time by Resolution;

(c) To add to the limitations on the authorized amount, date of maturity, method, conditions and purposes of issue of any bonds issued or to be issued hereunder, or of any series of bonds hereunder, further limitations to be thereafter observed;

(d) To add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed by the Company, and to surrender any right or power herein reserved to or conferred upon the Company;

(e) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by a successor corporation of the covenants and obligations of the Company under this Indenture; and

(f) To make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture and to cure, correct or supplement any defective provision contained herein or in any supplemental indenture.

Nothing in this Section 1 contained shall be taken to limit or restrict the right of the parties hereto to execute and deliver any indenture or indentures supplemental hereto, for any lawful and proper purpose, not inconsistent herewith.

Section 2.  The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained, and to accept the conveyance, pledge, transfer and assignment of any such property thereunder.

Every such supplemental indenture shall be in form approved by an Opinion of Counsel.

Article XIX.
Miscellaneous.

Section 1.  Nothing expressed in or to be implied from this Indenture or any supplemental indenture or the bonds issued hereunder is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and the holders of bonds outstanding hereunder, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision herein or in any supplemental indenture contained; all the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their successors and the holders of the bonds and of the coupons outstanding hereunder.

Section 2.  The headings of the Articles of this Indenture are inserted for convenience of reference only, and are not to be taken to be any part of this Indenture or to control or affect the meaning of the same.

Section 3.  Whenever in this Indenture one of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and enure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 4.  In the event that any bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof, or in the event that any coupon shall not be presented for payment at the due date thereof, the Company, having deposited with the Trustee, in trust for the purpose, or left with it if previously so deposited, funds sufficient to pay the principal of such bonds (and premium, if any), together with all interest due thereon to the date of maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be for the use and benefit of the holder thereof, then and in every such case, interest on said bond or on said overdue coupon, and all liability of the Company to the holder or registered owner of said bond for the payment of the principal thereof and interest thereon (and premium, if any), or to the holder of said overdue coupon for the payment thereof and interest thereon, as the case may be, shall forthwith cease, determine and be completely discharged subject to the provisions of the last sentence of this Section; and thereupon it shall be the duty of the Trustee to hold the funds, so deposited in trust, for the benefit of the holder of such bond or overdue coupon, as the case may be, who shall thereafter, so long as the funds deposited or left on deposit for the payment thereof shall remain on deposit with the Trustee, be restricted exclusively to said funds for any claim of whatsoever nature on the part of such holder or registered owner under this Indenture or on such bond or any coupons appertaining thereto, or on such overdue coupon.

In case the holder or registered owner of any such bond or coupon shall not, within six (6) years after such bond or such coupon, as the case may be, shall have become due and payable, claim the amount deposited as above stated, for the payment thereof, the Trustee shall, upon demand and if it shall so require upon being furnished indemnity satisfactory to it, pay over to the Company such amount so deposited, if the Company is not at the time in default hereunder. The Trustee shall thereupon be relieved from all responsibility to the holder thereof and the Company shall be liable to the holder only to the extent of the funds so returned to it.

Section 5.  Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Company of any bonds or coupons, the Trustee may, upon the request of the Company, in lieu of such cancellation and delivery, destroy or cremate such bonds or coupons and deliver a certificate of such destruction or cremation to the Company.

Section 6.  All parties to this Indenture agree, and each holder or registered owner of any bond by his acceptance thereof shall be deemed to have agreed, that the court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than ten per cent. (10%) in principal amount of the bonds outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.

Section 7.  In case any one or more of the covenants or agreements contained in this Indenture or in the bonds shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants or agreements contained herein and in the bonds shall be in no wise affected, prejudiced or disturbed thereby.

Section 8.  This Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

In Witness Whereof the parties hereto have caused their corporate seals to be hereunto affixed and their Presidents or Vice Presidents, under and by the authority vested in them, have hereto affixed their signatures, and their Secretaries or Assistant Secretaries, have duly attested the execution hereof, as of the first day of January, 1941.

/s/ C. E. DAVIS
Signed, sealed and delivered by Philadelphia Suburban Water Company in the presence of:	PHILADELPHIA SUBURBAN WATER COMPANY, By /s/ C. E. DAVIS C. E. DAVIS, Vice-President.
FRANCIS A. MAHAN H. ORVEL SEBRING, JR.	Attest: /s/ VAN HORN ELY, JR. VAN HORN ELY, JR., Secretary.
Signed, sealed and delivered by The Pennsylvania Company for Insurances on Lives and Granting Annuities in the presence of:	THE PENNSYLVANIA COMPANY FOR INSURANCES ON LIVES AND GRANTING ANNUITIES, By: /s/ L.J. CLARK L. J. CLARK, Vice-President.
FRANCIS A. MAHAN LUCIEN B. CARPENTER	Attest: /s/ H.E. RIGHTER H. E. RIGHTER, Asst. Secretary.

CERTIFICATE OF RESIDENCE.

The Pennsylvania Company for Insurances on Lives and Granting Annuities, Mortgagee and Trustee within named, hereby certifies that its precise residence is Southeast Corner of Fifteenth and Chestnut Streets, Philadelphia, Pennsylvania.

THE PENNSYLVANIA COMPANY FOR INSURANCES ON LIVES AND GRANTING ANNUITIES,

By/s/ L.J. CLARK

L. J. CLARK, Vice-President.

NOTE:—

Seventeen thousand four hundred ninety dollars ($17,490) face value United States Internal Revenue Stamps, representing the Federal Stamp Tax paid on Fifteen million, nine hundred thousand Dollars ($15,900,000) principal amount Philadelphia Suburban Water Company First Mortgage Bonds, 3¼% Series due 1971, issued hereunder, affixed to counterpart original of the Indenture and duly cancelled, after the recording thereof.

RECORDING DATA.
County	Mortgage Book	Page	Time	Date Recorded
Bucks...................	496	1	8:55 a.m.	Feb. 20
Montgomery.........	1625	1	9:45 a.m.	Feb. 20
Chester.................	H-13 Vol. 307	20	11:00 a.m.	Feb. 20
Delaware.............	1034	1	11:30 a.m.	Feb. 20

Commonwealth of Pennsylvania)

) ss.

County of Montgomery)

On the 19th day of February, 1941, before me the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, residing at Philadelphia, personally appeared Van Horn Ely, Jr., Secretary of Philadelphia Suburban Water Company, to me known, who being duly sworn according to law, says that he was personally present at the execution of the above Indenture and saw the common or corporate seal of the said Corporation duly affixed thereto; that the seal so affixed thereto is the common or corporate seal of the said Corporation, and that the said Indenture was duly sealed and delivered by C. E. Davis, Vice-President of Philadelphia Suburban Water Company, as and for the act and deed of the said Corporation and for the uses and purposes therein mentioned, and that the name of this deponent as Secretary and of C. E. Davis, as Vice-President of the said Corporation subscribed to the said Indenture in attestation of its due execution and delivery are of their and each of their respective handwritings.

/s/ Van Horn Ely, Jr.

Van Horn Ely, Jr.

Sworn to and subscribed before me

the day and year aforesaid.

I am not a director, stockholder, or officer in the said Philadelphia Suburban Water Company.

/s/ Francis A. Mahan

Francis A. Mahan,

Notary Public.

My Commission expires

at the next session of the Senate.

Post Office, Bryn Mawr, Pa.

Commonwealth of Pennsylvania)

) ss.

County of Montgomery)

On the 19th day of February, 1941, before me the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, residing at Philadelphia, personally appeared H. E. Righter, Asst. Secretary of The Pennsylvania Company for Insurances on Lives and Granting Annuities, Trustee, to me known, who being duly sworn according to law, says that he was personally present at the execution of the above Indenture and saw the common or corporate seal of the said Corporation duly affixed thereto, that the seal so affixed thereto is the common or corporate seal of the said Corporation, and that the said Indenture was duly sealed and delivered by L. J. Clark, Vice-President of The Pennsylvania Company for Insurances on Lives and Granting Annuities, Trustee, as and for the act and deed of the said Corporation and for the uses and purposes therein mentioned, and that the name of this deponent as Asst. Secretary and of L. J. Clark as Vice-President of the said Corporation subscribed to the said Indenture in attestation of its due execution and delivery are of their and each of their respective handwritings.

/s/ H.E. RIGHTER

H. E. Righter.

Sworn to and subscribed before me

the day and year aforesaid.

I am not a director, stockholder, or officer in the said The Pennsylvania Company for Insurances on Lives and Granting Annuities, Trustee.

/s/ Francis A. Mahan

Francis A. Mahan,

Notary Public.

My Commission expires

at the next session of the Senate.

Post Office, Bryn Mawr, Pa.